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                                                                   Exhibit 10.24


                          CREDIT AND SECURITY AGREEMENT

                            DATED AS OF JULY 31, 2002

                                  BY AND AMONG

                    SPHERION RECEIVABLES CORP., AS BORROWER,

                       SPHERION CORPORATION, AS SERVICER,

                      BLUE RIDGE ASSET FUNDING CORPORATION,

               THE LIQUIDITY BANKS FROM TIME TO TIME PARTY HERETO

                                       AND

          WACHOVIA BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

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                                TABLE OF CONTENTS

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ARTICLE I THE ADVANCES.................................................................1

Section 1.1    Credit Facility.........................................................1
Section 1.2    Increases...............................................................2
Section 1.3    Decreases...............................................................3
Section 1.4    Deemed Collections; Borrowing Limit.....................................3
Section 1.5    Payment Requirements....................................................4
Section 1.6    Ratable Loans; Funding Mechanics; Liquidity Fundings....................4
Section 1.7    Requests for Increases in Aggregate Commitment..........................4
Section 1.8    Extension of the Scheduled Termination Date.............................5

ARTICLE II PAYMENTS AND COLLECTIONS....................................................5

Section 2.1    Payments................................................................5
Section 2.2    Collections Prior to Amortization.......................................6
Section 2.3    Collections Following Amortization......................................6
Section 2.4    Payment Recission.......................................................7

ARTICLE III BLUE RIDGE FUNDING.........................................................7

Section 3.1    CP Costs................................................................7
Section 3.2    Calculation of CP Costs.................................................7
Section 3.3    CP Costs Payments.......................................................7
Section 3.4    Default Rate............................................................7

ARTICLE IV LIQUIDITY BANK FUNDING......................................................8

Section 4.1    Liquidity Bank Funding..................................................8
Section 4.2    Interest Payments.......................................................8
Section 4.3    Selection and Continuation of Interest Periods..........................8
Section 4.4    Liquidity Bank Interest Rates...........................................8
Section 4.5    Suspension of the LIBO Rate.............................................9
Section 4.6    Default Rate............................................................9

ARTICLE V REPRESENTATIONS AND WARRANTIES...............................................9

Section 5.1    Representations and Warranties of the Loan Parties......................9
Section 5.2    Liquidity Bank Representations and Warranties..........................13

ARTICLE VI CONDITIONS OF ADVANCES.....................................................14

Section 6.1    Conditions Precedent to Initial Advance................................14
Section 6.2    Conditions Precedent to All Advances...................................14

ARTICLE VII COVENANTS.................................................................15

Section 7.1    Affirmative Covenants of the Loan Parties..............................15
Section 7.2    Negative Covenants of the Loan Parties.................................22

ARTICLE VIII ADMINISTRATION AND COLLECTION............................................23

Section 8.1    Designation of Servicer................................................23
Section 8.2    Duties of Servicer.....................................................24
Section 8.3    Collection Notices.....................................................25
Section 8.4    Responsibilities of Borrower...........................................26
Section 8.5    Monthly Reports........................................................26
Section 8.6    Servicing Fee..........................................................26
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ARTICLE IX AMORTIZATION EVENTS........................................................26

Section 9.1    Amortization Events....................................................26
Section 9.2    Remedies...............................................................29

ARTICLE X INDEMNIFICATION.............................................................29

Section 10.1   Indemnities by the Loan Parties........................................29
Section 10.2   Increased Cost and Reduced Return......................................32
Section 10.3   Funding Losses.........................................................33
Section 10.4   Other Costs and Expenses...............................................34
Section 10.5   Allocations............................................................34

ARTICLE XI THE AGENT..................................................................34

Section 11.1   Authorization and Action...............................................34
Section 11.2   Delegation of Duties...................................................35
Section 11.3   Exculpatory Provisions.................................................35
Section 11.4   Reliance by Administrative Agent.......................................35
Section 11.5   Non-Reliance on Administrative Agent and Other Lenders.................36
Section 11.6   Reimbursement and Indemnification......................................36
Section 11.7   Administrative Agent in its Individual Capacity........................36
Section 11.8   Successor Administrative Agent.........................................36

ARTICLE XII ASSIGNMENTS; PARTICIPATIONS...............................................37

Section 12.1   Assignments............................................................37
Section 12.2   Participations.........................................................38

ARTICLE XIII SECURITY INTEREST........................................................38

Section 13.1   Grant of Security Interest.............................................38
Section 13.2   Termination after Final Payout Date....................................38

ARTICLE XIV MISCELLANEOUS.............................................................39

Section 14.1   Waivers and Amendments.................................................39
Section 14.2   Notices................................................................40
Section 14.3   Ratable Payments.......................................................40
Section 14.4   Protection of Administrative Agent's Security Interest.................40
Section 14.5   Confidentiality........................................................42
Section 14.6   Bankruptcy Petition....................................................42
Section 14.7   Limitation of Liability................................................42
Section 14.8   CHOICE OF LAW..........................................................42
Section 14.9   CONSENT TO JURISDICTION................................................43
Section 14.10  WAIVER OF JURY TRIAL...................................................43
Section 14.11  Integration; Binding Effect; Survival of Terms.........................43
Section 14.12  Counterparts; Severability.............................................44
Section 14.13  Wachovia Roles.........................................................44
Section 14.14  Construction of this Agreement and Certain Terms and Phrases...........44
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                             EXHIBITS AND SCHEDULES

Exhibit I       Definitions

Exhibit II      Form of Borrowing Notice

Exhibit III Jurisdiction of Organization and Chief Executive Office of the Loan Parties; Locations of Records; Organizational Identification Number(s)

Exhibit IV      Names of Collection Banks; Collection Accounts

Exhibit V       Form of Compliance Certificate

Exhibit VI      Form of Collection Account Agreement

Exhibit VII     Form of Assignment Agreement

Exhibit VIII    Credit and Collection Policy

Exhibit IX      Form of Monthly Report

Exhibit X       Form of Contract(s)

Exhibit XI      Form of Performance Undertaking

Exhibit XII     Form of Interim Report


Schedule A      Commitments

Schedule B      Closing Documents

Schedule I      Monthly Accounting Periods

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                          CREDIT AND SECURITY AGREEMENT

            THIS CREDIT AND SECURITY AGREEMENT, dated as of July 31, 2002 is entered into by and among:

            (a) Spherion Receivable Corp., a Delaware corporation ("BORROWER"),

            (b) Spherion Corporation, a Delaware corporation ("SPHERION"), as initial Servicer (the Servicer together with Borrower, the "LOAN PARTIES" and each, a "LOAN PARTY"),

            (c) The entities listed on Schedule A (together with any of their respective successors and assigns hereunder, the "LIQUIDITY BANKS"),

            (d) Blue Ridge Asset Funding Corporation, a Delaware corporation ("BLUE RIDGE"), and

            (e) Wachovia Bank, National Association, as administrative agent for the Lenders hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the "ADMINISTRATIVE AGENT").

UNLESS DEFINED ELSEWHERE HEREIN, CAPITALIZED TERMS USED IN THIS AGREEMENT SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN EXHIBIT I.

                             PRELIMINARY STATEMENTS

            Borrower desires to borrow from the Lenders from time to time.

            Blue Ridge may, in its absolute and sole discretion, make Advances to the Borrower from time to time.

            If Blue Ridge declines to make any Advance, the Liquidity Banks shall, at the request of Borrower, make Advances from time to time.

            Wachovia Bank, National Association has been requested and is willing to act as Administrative Agent on behalf of Blue Ridge and the Liquidity Banks in accordance with the terms hereof.

                                    ARTICLE I

                                  THE ADVANCES

     Section 1.1    CREDIT FACILITY.

            (a) Upon the terms and subject to the conditions hereof, from time to time prior to the Facility Termination Date:

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                    (i)    Borrower may, at its option, request Advances from
     the Lenders in an aggregate principal amount at any one time outstanding not to exceed the lesser of the Aggregate Commitment and the Borrowing Base (such lesser amount, the "BORROWING LIMIT"); and

                    (ii) Blue Ridge may, at its option, make the requested Advance, or if Blue Ridge shall decline to make any Advance, except as otherwise provided in Section 1.2, the Liquidity Banks severally agree to make Loans in an aggregate principal amount equal to the requested Advance.

     Each of the Advances, and all other Obligations, shall be secured by the Collateral as provided in Article XIII. It is the intent of Blue Ridge to fund all Advances by the issuance of Commercial Paper.

            (b) Borrower may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce in part, ratably among the Liquidity Banks, the unused portion of the Aggregate Commitment; PROVIDED THAT each partial reduction of the Aggregate Commitment shall be in an amount equal to $10,000,000 (or a larger integral multiple of $1,000,000 if in excess thereof) and shall reduce the Commitments of the Liquidity Banks ratably in accordance with their respective Pro Rata Shares.

     Section 1.2 INCREASES. Borrower shall provide the Administrative Agent with at least two Business Days' prior notice in a form set forth as Exhibit II of each Advance (each, a "BORROWING NOTICE"). Each Borrowing Notice shall be subject to Section 6.1 and Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested increase in Aggregate Principal (which shall not be less than $1,000,000 or a larger integral multiple of $100,000) and the Borrowing Date (which, in the case of any Advance after the initial Advance hereunder, shall be no more frequently than weekly prior to any request by the Administrative Agent for the Servicer to deliver an Interim Report pursuant to Section 8.5, and, after such request, shall only be on a Settlement Date that corresponds with the 15th Business Day of each monthly accounting period) and, in the case of an Advance to be funded by the Liquidity Banks, the requested Interest Rate and Interest Period. Following receipt of a Borrowing Notice, the Administrative Agent will determine whether Blue Ridge agrees to make the requested Advance. If Blue Ridge declines to make a proposed Advance, Borrower may cancel the Borrowing Notice or, in the absence of such a cancellation, the Advance will be made by the Liquidity Banks. On the date of each Advance, upon satisfaction of the applicable conditions precedent set forth in Article VI, Blue Ridge or the Liquidity Banks, as applicable, shall deposit to the Facility Account, in immediately available funds, no later than 2:00 p.m. (New York time), an amount equal to (a) in the case of Blue Ridge, the principal amount of the requested Advance or (b) in the case of a Liquidity Bank, such Liquidity Bank's Pro Rata Share of the principal amount of the requested Advance.

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     Section 1.3    DECREASES. Except as provided in Section 1.4, Borrower shall provide the Administrative Agent with prior notice in conformity with the Required Notice Period (a "REDUCTION NOTICE") of any proposed reduction of Aggregate Principal. Such Reduction Notice shall designate (a) the date (the "PROPOSED REDUCTION DATE") upon which any such reduction of Aggregate Principal shall occur (which date shall give effect to the applicable Required Notice Period), and (b) the amount of Aggregate Principal to be reduced which shall be applied ratably to the Loans of Blue Ridge and the Liquidity Banks in accordance with the amount of principal (if any) owing to Blue Ridge, on the one hand, and the amount of principal (if any) owing to the Liquidity Banks (ratably, based on their respective Pro Rata Shares), on the other hand (the "AGGREGATE
REDUCTION"). Only one Reduction Notice shall be outstanding at any time.

     Section 1.4    DEEMED COLLECTIONS; BORROWING LIMIT.

            (a)     If on any day:

                    (i) the Outstanding Balance of any Receivable is reduced as a result of any defective or rejected goods or services, any cash discount or any other adjustment by any Originator or any Affiliate thereof, or as a result of any tariff or other governmental or regulatory action, or

                    (ii) the Outstanding Balance of any Receivable is reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

                    (iii) the Outstanding Balance of any Receivable is reduced on account of the obligation of any Originator or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

                    (iv) the Outstanding Balance of any Receivable is less than the amount included in calculating the Net Pool Balance for purposes of any Monthly Report (for any reason other than such Receivable becoming a Defaulted Receivable), or

                    (v) any of the representations or warranties of the Borrower set forth in Section 5.1(i), (j), (r), (s), (t) or (u) were not true when made with respect to any Receivable,

then, on such day, the Borrower shall be deemed to have received a Collection of such Receivable (A) in the case of clauses (i)-(iv) above, in the amount of such reduction or cancellation or the difference between the actual Outstanding Balance and the amount included in calculating such Net Pool Balance, as applicable; and (B) in the case of clause (v) above, in the amount of the Outstanding Balance of such Receivable and, effective as of the date on which the next succeeding Monthly Report is required to be delivered, the Borrowing Base shall be reduced by the amount of such Deemed Collection.

            (b) Borrower shall ensure that the Aggregate Principal at no time exceeds the Borrowing Limit. If at any time the Aggregate Principal exceeds the Borrowing Limit, Borrower shall pay to the Administrative Agent not later than the next succeeding Settlement Date an amount to be applied to reduce the Aggregate Principal (as allocated

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     by the Administrative Agent), such that after giving effect to such payment the Aggregate Principal is less than or equal to the Borrowing Limit.

     Section 1.5 PAYMENT REQUIREMENTS. All amounts to be paid or deposited by any Loan Party pursuant to this Agreement shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (New York time) on the day when due in immediately available funds, and if not received before 12:00 noon (New York time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Lender they shall be paid to the Administrative Agent's Account, for the account of such Lender, until otherwise notified by the Administrative Agent. All computations of CP Costs, Interest, PER ANNUM fees calculated as part of any CP Costs, PER ANNUM fees hereunder and PER ANNUM fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

     Section 1.6    RATABLE LOANS; FUNDING MECHANICS; LIQUIDITY FUNDINGS.

            (a) Each Advance hereunder shall consist of one or more Loans made by Blue Ridge or the Liquidity Banks.

            (b) Each Lender funding any Loan shall wire transfer the principal amount of its Loan to the Administrative Agent in immediately available funds not later than 12:00 noon (New York City time) on the applicable Borrowing Date and, subject to its receipt of such Loan proceeds, the Administrative Agent shall wire transfer such funds to the account specified by the Borrower in its Borrowing Request not later than 2:00 p.m. (New York City time) on such Borrowing Date.

            (c) While it is the intent of Blue Ridge to fund each requested Advance through the issuance of its Commercial Paper, the parties acknowledge that if Blue Ridge is unable, or determines that it is undesirable, to issue Commercial Paper to fund all or any portion of its Loans, or is unable to repay such Commercial Paper upon the maturity thereof, Blue Ridge may put all or any portion of its Loans to the Liquidity Banks at any time pursuant to the Liquidity Agreement to finance or refinance the necessary portion of its Loans through a Liquidity Funding to the extent available. The Liquidity Fundings may be Alternate Base Rate Loans or LIBO Rate Loans, or a combination thereof, selected by the Borrower in accordance with Article IV. Regardless of whether a Liquidity Funding constitutes the direct funding of a Loan, an assignment of a Loan made by Blue Ridge or the sale of one or more participations in a Loan made by Blue Ridge, each Liquidity Bank participating in a Liquidity Funding shall have the rights of a "LENDER" hereunder with the same force and effect as if it had directly made a Loan to the Borrower in the amount of its Liquidity Funding.

            (d)     Nothing herein shall be deemed to commit Blue Ridge to make
     Loans.

     Section 1.7 REQUESTS FOR INCREASES IN AGGREGATE COMMITMENT. The Borrower may from time to time request increases in the Aggregate Commitment in a minimum amount of $10,000,000 (or a larger integral multiple of $1,000,000), upon at least 30 days' prior written

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notice to the Administrative Agent, which notice shall specify the amount of and proposed effective date for any such requested increase (each, a "COMMITMENT INCREASE REQUEST"). If the Administrative Agent agrees to the requested increase by notifying the Borrower of the Administrative Agent's agreement, such increase shall be made to the Commitments of the Blue Ridge Liquidity Banks for all purposes hereof. If the Administrative Agent does not agree to such increase, the amount of the Aggregate Commitment shall remain unchanged.

     Section 1.8 EXTENSION OF THE SCHEDULED TERMINATION DATE. Provided that no Unmatured Amortization Event or Amortization Event exists and is continuing, the Borrower may request an extension of the Scheduled Termination Date by submitting a request for an extension (each, an "EXTENSION REQUEST") to the Administrative Agent no more than [90] days prior to the Scheduled Termination Date then in effect. The Extension Request must specify the new Scheduled Termination Date requested by the Borrower and the date (which must be at least thirty (30) days after the Extension Request is delivered to the Administrative Agent) as of which the Administrative Agent, the Lenders and the Liquidity Banks must respond to the Extension Request (the "RESPONSE DATE"). The new Scheduled Termination Date shall be no more than 364 days after the Scheduled Termination Date in effect at the time the Extension Request is received, including the Scheduled Termination Date as one of the days in the calculation of the days elapsed. Within three Business Days after receipt of an Extension Request, the Administrative Agent shall notify Blue Ridge and the Liquidity Banks of the contents thereof and shall request each such Person to approve the Extension Request. Each Lender and Liquidity Bank approving the Extension Request shall deliver its written approval to the Administrative Agent no later than the Response Date, whereupon the Administrative Agent shall notify the Borrower within one Business Day thereafter as to whether all of the Lenders have approved the Extension Request. If all of the Lenders have approved the Extension Request, the Scheduled Termination Date specified in the Extension Request shall become effective on the existing Facility Termination Date, and the Administrative Agent shall promptly notify the Borrower and the Lenders of the new Facility Termination Date. If all of the Lenders do not unanimously agree to an Extension Request, the Scheduled Termination Date shall remain unchanged.

                                   ARTICLE II

                            PAYMENTS AND COLLECTIONS

     Section 2.1    PAYMENTS. Borrower hereby promises to pay:

            (a) the Aggregate Principal on and after the Facility Termination Date as and when Collections are received;

            (b) the fees set forth in the Fee Letter on the dates specified therein;

            (c) all accrued and unpaid Interest on the Alternate Base Rate Loans on each Settlement Date applicable thereto;

            (d) all accrued and unpaid Interest on the LIBO Rate Loans on the last day of each Interest Period applicable thereto;

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            (e)     all accrued and unpaid CP Costs on the CP Rate Loans on each
     Settlement Date; and

            (f) all Broken Funding Costs and Indemnified Amounts upon demand.

     Section 2.2 COLLECTIONS PRIOR TO AMORTIZATION. On each Settlement Date prior to the Amortization Date, the Servicer shall deposit to the Administrative Agent's Account, for distribution to the Lenders, a portion of the Collections received by the Servicer during the preceding Settlement Period (after deduction of its Servicing Fee) equal to the sum of the following amounts for application to the Obligations in the order specified:

            FIRST, ratably to the payment of all accrued and unpaid CP Costs, Interest and Broken Funding Costs (if any) that are then due and owing,

            SECOND, ratably to the payment of all accrued and unpaid fees under the Fee Letter (if any) that are then due and owing,

            THIRD, if required under Section 1.3 or 1.4, to the ratable reduction of Aggregate Principal,

            FOURTH, for the ratable payment of all other unpaid Obligations, if any, that are then due and owing, and

            FIFTH, the balance, if any, to Borrower or otherwise in accordance with Borrower's instructions.

Collections applied to the payment of Obligations shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth above in this Section 2.2, shall be shared ratably (within each priority) among the Administrative Agent and the Lenders in accordance with the amount of such Obligations owing to each of them in respect of each such priority.

     Section 2.3 COLLECTIONS FOLLOWING AMORTIZATION. On the Amortization Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the Secured Parties, all Collections received on such day. On and after the Amortization Date, the Servicer shall, on each Settlement Date and on each other Business Day specified by the Administrative Agent (after deduction of any accrued and unpaid Servicing Fee as of such date): (i) remit to the Administrative Agent's Account the amounts set aside pursuant to the preceding two sentences, and (ii) apply such amounts to reduce the Obligations as follows:

            FIRST, to the reimbursement of the Administrative Agent's costs of collection and enforcement of this Agreement,

            SECOND, ratably to the payment of all accrued and unpaid CP Costs, Interest and Broken Funding Costs,

            THIRD, ratably to the payment of all accrued and unpaid fees under the Fee Letter,

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            FOURTH, to the ratable reduction of Aggregate Principal,

            FIFTH, for the ratable payment of all other unpaid Obligations, and

            SIXTH, after the Obligations have been indefeasibly reduced to zero, to Borrower.

Collections applied to the payment of Obligations shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth above in this Section 2.3(b), shall be shared ratably (within each priority) among the Administrative Agent and the Lenders in accordance with the amount of such Obligations owing to each of them in respect of each such priority.

     Section 2.4 PAYMENT RECISSION. No payment of any of the Obligations shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Borrower shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Administrative Agent (for application to the Person or Persons who suffered such recission, return or refund) the full amount thereof, plus Interest on such amount at the Default Rate from the date of any such recission, return or refunding.

                                   ARTICLE III

                               BLUE RIDGE FUNDING

     Section 3.1 CP COSTS. Borrower shall pay CP Costs with respect to the principal balance of Blue Ridge's Loans from time to time outstanding. Each Loan of Blue Ridge that is funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share that the principal in respect of such Loan represents in relation to all assets held by Blue Ridge and funded substantially with related Pooled Commercial Paper.

     Section 3.2 CALCULATION OF CP COSTS. Not later than the 3rd Business Day immediately preceding each Monthly Reporting Date, Blue Ridge shall calculate the aggregate amount of CP Costs applicable to its CP Rate Loans for the Calculation Period then most recently ended and shall notify Borrower of such aggregate amount.

     Section 3.3 CP COSTS PAYMENTS. On each Settlement Date, Borrower shall pay to the Administrative Agent (for the benefit of Blue Ridge) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the principal associated with all CP Rate Loans for the Calculation Period then most recently ended in accordance with Article II.

     Section 3.4 DEFAULT RATE. From and after the occurrence of an Amortization Event, all Loans of Blue Ridge shall accrue Interest at the Default Rate and shall cease to be CP Rate Loans.

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                                   ARTICLE IV

                             LIQUIDITY BANK FUNDING

     Section 4.1 LIQUIDITY BANK FUNDING. Prior to the occurrence of an Amortization Event, the outstanding principal balance of each Liquidity Funding shall accrue interest for each day during its Interest Period at either the LIBO Rate or the Alternate Base Rate in accordance herewith. Until Borrower gives notice to the Administrative Agent of another Interest Rate in accordance with
Section 4.4, the initial Interest Rate for any Loan transferred to the Liquidity Banks by Blue Ridge pursuant to the Liquidity Agreement shall be the Alternate Base Rate (unless the Default Rate is then applicable). If the Liquidity Banks acquire by assignment from Blue Ridge any Loan pursuant to the Liquidity Agreement, each Loan so assigned shall each be deemed to have an Interest Period commencing on the date of any such assignment.

     Section 4.2 INTEREST PAYMENTS. On the Settlement Date for each Liquidity Funding, Borrower shall pay to the Administrative Agent (for the benefit of the Liquidity Banks) an aggregate amount equal to the accrued and unpaid Interest for the entire Interest Period of each such Liquidity Funding in accordance with
Article II.

     Section 4.3    SELECTION AND CONTINUATION OF INTEREST PERIODS.

            (a) With consultation from (and approval by) the Administrative Agent, Borrower shall from time to time request Interest Periods for the Liquidity Fundings, PROVIDED THAT if at any time any Liquidity Funding is outstanding, Borrower shall always request Interest Periods such that at least one Interest Period shall end on the date specified in clause (a) of the definition of Settlement Date.

            (b) Borrower or the Administrative Agent, upon notice to and consent by the other received at least three Business Days prior to the end of an Interest Period (the "TERMINATING TRANCHE") for any Liquidity Funding, may, effective on the last day of the Terminating Tranche: (i) divide any such Liquidity Funding into multiple Liquidity Fundings, (ii) combine any such Liquidity Funding with one or more other Liquidity Fundings that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Liquidity Funding with a new Liquidity Funding to be made by the Liquidity Banks on the day such Terminating Tranche ends.

     Section 4.4 LIQUIDITY BANK INTEREST RATES. Borrower may select the LIBO Rate or the Alternate Base Rate for each Liquidity Funding. Borrower shall by 12:00 noon (New York time): (a) at least three Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Interest Rate and (b) at least one Business Day prior to the expiration of any Terminating Tranche with respect to which the Alternate Base Rate is being requested as a new Interest Rate, give the Administrative Agent irrevocable notice of the new Interest Rate for the Liquidity Funding associated with such Terminating Tranche. Until Borrower gives notice to the Administrative Agent of another Interest Rate, the initial Interest Rate for any Loan transferred to the Liquidity Banks pursuant to the Liquidity Agreement shall be the Alternate Base Rate (unless the Default Rate is then applicable).

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     Section 4.5    SUSPENSION OF THE LIBO RATE.

            (a)     If any Liquidity Bank notifies the Administrative Agent that
     (i) such Liquidity Bank has determined that funding its Pro Rata Share of the Liquidity Fundings at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (ii) deposits of a type and maturity appropriate to match fund its Liquidity Funding at such LIBO Rate are not available or (iii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Liquidity Funding at such LIBO Rate, then the Administrative Agent shall suspend the availability of such LIBO Rate and require Borrower to select the Alternate Base Rate for any Liquidity Funding accruing Interest at such LIBO Rate.

            (b) If less than all of the Liquidity Banks give a notice to the Administrative Agent pursuant to Section 4.5(a), each Liquidity Bank which gave such a notice shall be obliged, at the request of Borrower, Blue Ridge or the Administrative Agent, to assign all of such Liquidity Bank's rights and obligations hereunder to (i) another Liquidity Bank or (ii) another funding entity nominated by Borrower or the Administrative Agent that is an Eligible Assignee willing to participate in this Agreement through the Liquidity Termination Date in the place of such notifying Liquidity Bank; PROVIDED THAT (i) the notifying Liquidity Bank receives payment in full, pursuant to an Assignment Agreement, of all Obligations owing to it (whether due or accrued), and (ii) the replacement Liquidity Bank otherwise satisfies the requirements of Section 12.1(b).

     Section 4.6 DEFAULT RATE. From and after the occurrence of an Amortization Event, all Liquidity Fundings shall accrue Interest at the Default Rate.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     Section 5.1 REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders, as to itself, as of the date hereof, as of the date of each Advance and as of each Settlement Date that:

            (a) EXISTENCE AND POWER. Such Loan Party's jurisdiction of organization is correctly set forth in the preamble to this Agreement. Such Loan Party is duly organized under the laws of that jurisdiction and no other state or jurisdiction, and such jurisdiction must maintain a public record showing the organization to have been organized. Such Loan Party is validly existing and in good standing under the laws of its state of organization. Such Loan Party is duly qualified to do business and is in good standing as a foreign entity, and has and holds all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold would not reasonably be expected to have a Material Adverse Effect.

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            (b)     POWER AND AUTHORITY; DUE AUTHORIZATION, EXECUTION AND
DELIVERY. The execution and delivery by such Loan Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Borrower, Borrower's use of the proceeds of Advances made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Loan Party is a party has been duly executed and delivered by such Loan Party.

            (c) NO CONFLICT. The execution and delivery by such Loan Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Loan Party or its Subsidiaries (except as created under this Agreement or any other Transaction Document) except, in any case, where such contravention or violation would not reasonably be expected to have a Material Adverse Effect; and no Transaction requires compliance with any bulk sales act or similar law.

            (d) GOVERNMENTAL AUTHORIZATION. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Loan Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

            (e) ACTIONS, SUITS. There are no actions, suits or proceedings pending, or to the best of such Loan Party's knowledge, threatened, against or affecting such Loan Party, or any of its properties, in or before any court, arbitrator or other body, that would reasonably be expected to have a Material Adverse Effect. Such Loan Party is not in default with respect to any order of any court, arbitrator or governmental body.

            (f) BINDING EFFECT. This Agreement and each other Transaction Document to which such Loan Party is a party constitute the legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their respective terms.

            (g) ACCURACY OF INFORMATION. All information heretofore furnished by such Loan Party or any of its Affiliates to the Administrative Agent or the Lenders pursuant to this Agreement, any of the other Transaction Documents or any Transaction is, and all such information hereafter furnished by such Loan Party or any of its Affiliates to the Administrative Agent or the Lenders will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

            (h) USE OF PROCEEDS. No proceeds of any Advance hereunder will be used (i) for a purpose that violates, or would be inconsistent with, (1)
Section 7.2(e) or (2) Regulation T,

                                       10
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U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

            (i) GOOD TITLE. Borrower is the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Borrower's ownership interest in each Receivable, the Related Security and the Collections.

            (j) PERFECTION. This Agreement is effective to create a valid security interest in favor of the Administrative Agent for the benefit of the Secured Parties in the Collateral to secure payment of the Obligations, free and clear of any Adverse Claim except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent's (on behalf of the Secured Parties) security interest in the Collateral. Such Loan Party's jurisdiction of organization is a jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, record or registration system as a condition or result of such a security interest's obtaining priority over the rights of a lien creditor which respect to collateral.

            (k) PLACES OF BUSINESS AND LOCATIONS OF RECORDS. The principal places of business and chief executive office of such Loan Party and the offices where it keeps all of its Records are located at the address(es) listed on
Exhibit III or such other locations of which the Administrative Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 14.4(a) has been taken and completed. Borrower's Federal Employer Identification Number is correctly set forth on Exhibit III.

            (l)     COLLECTIONS. The conditions and requirements set forth in
Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names, addresses and jurisdictions of organization of all Collection Banks, together with the account numbers of the Collection Accounts of Borrower at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV. Borrower has not granted any Person, other than the Administrative Agent as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

            (m) MATERIAL ADVERSE EFFECT. (i) The initial Servicer represents and warrants that, except for the downgrade of the Servicer by S&P on April 10, 2002, since December 28, 2001 through and including the date hereof, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries, taken as a whole, or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) Borrower represents and warrants that since the date of this Agreement through and including the date hereof, no event has occurred that would have a material adverse effect on (1) the financial condition or operations of Borrower, (2) the ability of Borrower to perform its obligations under the Transaction Documents, or (3) the collectability of the Receivables generally or any material portion of the Receivables.

            (n) NAMES. The name in which Borrower has executed this Agreement is identical to the name of Borrower as indicated on the public record of its state of organization which shows Borrower to have been organized. In the past five years, Borrower has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

            (o) OWNERSHIP OF BORROWER. Performance Guarantor owns, directly or indirectly, 100% of the issued and outstanding capital stock of the Borrower, free and clear of any Adverse Claim except as contemplated by the Transaction Documents. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of the Borrower.

            (p) NOT A HOLDING COMPANY OR AN INVESTMENT COMPANY. Such Loan Party is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Loan Party is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

            (q) COMPLIANCE WITH LAW. Such Loan Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation would not reasonably be expected to have a Material Adverse Effect.

            (r) COMPLIANCE WITH CREDIT AND COLLECTION POLICY. Such Loan Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy, except such material change as to which the Administrative Agent has been notified in accordance with
Section 7.1(a)(vii).

            (s) PAYMENTS TO APPLICABLE ORIGINATOR. With respect to each Receivable transferred to Borrower under the Receivables Sale Agreement, Borrower has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under the Receivables Sale Agreement is voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 ET SEQ.), as amended.

            (t) ENFORCEABILITY OF CONTRACTS. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the

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related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms.

            (u) ELIGIBLE RECEIVABLES. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Monthly Report was an Eligible Receivable on such date.

            (v) BORROWING LIMIT. Immediately after giving effect to each Advance and each settlement on any Settlement Date hereunder, the Aggregate Principal is less than or equal to the Borrowing Limit.

            (w) ACCOUNTING. The manner in which such Loan Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis.

     Section 5.2 LIQUIDITY BANK REPRESENTATIONS AND WARRANTIES. Each Liquidity Bank hereby represents and warrants to the Administrative Agent, Blue Ridge and the Loan Parties that:

            (a) EXISTENCE AND POWER. Such Liquidity Bank is a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all organizational power to perform its obligations hereunder and under the Liquidity Agreement.

            (b) NO CONFLICT. The execution and delivery by such Liquidity Bank of this Agreement and the Liquidity Agreement and the performance of its obligations hereunder and thereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate
(i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement and the Liquidity Agreement have been duly authorized, executed and delivered by such Liquidity Bank.

            (c) GOVERNMENTAL AUTHORIZATION. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Liquidity Bank of this Agreement or the Liquidity Agreement and the performance of its obligations hereunder or thereunder.

            (d) BINDING EFFECT. Each of this Agreement and the Liquidity Agreement constitutes the legal, valid and binding obligation of such Liquidity Bank enforceable against such Liquidity Bank in accordance with its terms.

                                       13
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                                   ARTICLE VI

                             CONDITIONS OF ADVANCES

     Section 6.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE. The initial Advance under this Agreement is subject to the conditions precedent that (a) the Administrative Agent shall have received on or before the date of such Advance those documents listed on Schedule B and those documents listed on Schedule A to the Receivables Sale Agreement, (b) the Rating Agency Condition shall have been satisfied, (c) the Administrative Agent shall have received all fees and expenses required to be paid on such date pursuant to this Agreement and the Fee Letter, (d) the Administrative Agent shall have received audit information and other related due diligence and the same shall be satisfactory to the Administrative Agent in its sole discretion and (e) simultaneously with the delivery of the initial Borrowing Notice, the Originator shall have delivered to the Buyer the notice contemplated by the Receivables Sale Agreement in connection with the Initial Sale Closing Date (as defined in the Receivables Sale Agreement).

     Section 6.2 CONDITIONS PRECEDENT TO ALL ADVANCES. Each Advance and each rollover or continuation of any Advance shall be subject to the further conditions precedent that (a) the Servicer shall have delivered to the Administrative Agent on or prior to the date thereof, in form and substance satisfactory to the Administrative Agent, all Monthly Reports as and when due under Section 8.5; (b) the Facility Termination Date shall not have occurred;
(c) the Administrative Agent shall have received such other approvals, opinions or documents as it may reasonably request; and (d) on the date thereof, the following statements shall be true (and acceptance of the proceeds of such Advance shall be deemed a representation and warranty by Borrower that such statements are then true):

            (i) the representations and warranties set forth in Section 5.1 are true and correct in all material respects on and as of the date of such Advance (or such Settlement Date, as the case may be) as though made on and as of such date; PROVIDED THAT the materiality threshold in the preceding clause shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold

            (ii) no event has occurred and is continuing, or would result from such Advance (or the continuation thereof), that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Advance (or the continuation thereof), that would constitute an Unmatured Amortization Event; and

            (iii) after giving effect to such Advance (or the continuation thereof), the Aggregate Principal will not exceed the Borrowing Limit; and

            (iv) no event has occurred which would reasonably be expected to cause a Material Adverse Effect.

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

                                   ARTICLE VII

                                    COVENANTS

     Section 7.1 AFFIRMATIVE COVENANTS OF THE LOAN PARTIES. Until the Final Payout Date, each Loan Party hereby covenants, as to itself, as set forth below:

            (a) FINANCIAL REPORTING. Such Loan Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent:

                    (i) ANNUAL REPORTING. Within 120 days after the close of each of its respective fiscal years, audited, unqualified financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for Spherion and its Subsidiaries and the Borrower and its Subsidiaries for such fiscal year certified in a manner acceptable to the Administrative Agent by Deloitte & Touche, LLP, or such other independent public accountants reasonably acceptable to the Administrative Agent (which acceptance shall not be unreasonably withheld).

                    (ii) QUARTERLY REPORTING. Within 60 days after the close of the first three quarterly periods of each of Spherion's and the Borrower's fiscal years, unaudited balance sheets of each Spherion and its Subsidiaries and the Borrower and its Subsidiaries as at the close of each such period and unaudited statements of income and retained earnings and an unaudited statement of cash flows for Spherion and its Subsidiaries and the Borrower and its Subsidiaries for the period from the beginning of such fiscal year to the end of such quarter, all certified by such Loan Party's Authorized Officer.

                    (iii) COMPLIANCE CERTIFICATE. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by such Loan Party's Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                    (iv) SHAREHOLDERS STATEMENTS AND REPORTS. Promptly upon the furnishing thereof to the shareholders of Spherion copies of all financial statements, reports and proxy statements so furnished.

                    (v) S.E.C. FILINGS. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which any Loan Party or any of its Affiliates files with the Securities and Exchange Commission.

                    (vi) COPIES OF NOTICES. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Administrative Agent or any Lender, copies of the same.

                    (vii) CHANGE IN CREDIT AND COLLECTION POLICY. At least 10 days prior to the effectiveness of any material change in or material amendment to the Credit and

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

     Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (1) indicating such change or amendment, and (2) if such proposed change or amendment would be reasonably likely to affect adversely the collectability of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Administrative Agent's consent thereto.

                    (viii) OTHER INFORMATION. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Loan Party as the Administrative Agent may from time to time reasonably request to protect the interests of the Administrative Agent and the Lenders under or as contemplated by this Agreement.

            (b) NOTICES. Such Loan Party will notify the Administrative Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the actions being taken with respect thereto:

                    (i) AMORTIZATION EVENTS OR UNMATURED AMORTIZATION EVENTS. The occurrence of each Amortization Event and each Unmatured Amortization Event, by a statement of an Authorized Officer of such Loan Party.

                    (ii) JUDGMENTS AND PROCEEDINGS. (1) (A) The entry of any judgment or decree against Performance Guarantor, the Servicer or any of their respective Material Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against Performance Guarantor, the Servicer and its/their respective Material Subsidiaries exceeds $1,000,000 after deducting (x) the amount with respect to which Performance Guarantor, the Servicer or any such Material Subsidiary, as the case may be, is insured and with respect to which the insurer has assumed responsibility in writing, and (y) the amount for which Performance Guarantor, the Servicer or any such Material Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to the Administrative Agent, and (B) the institution of any litigation, arbitration proceeding or governmental proceeding against Performance Guarantor or the Servicer which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and (2) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Borrower.

                    (iii) MATERIAL ADVERSE EFFECT. The occurrence of any event or condition that has had, or would reasonably be expected to have, a Material Adverse Effect.

                    (iv) TERMINATION DATE. The occurrence of the "TERMINATION DATE" under and as defined in the Receivables Sale Agreement.

                    (v) DEFAULTS UNDER OTHER AGREEMENTS. The occurrence of a default or an event of default under any other financing arrangement pursuant to which such Loan Party is a debtor or an obligor provided that, in the case of Spherion, to the extent such other financing arrangement has unsatisfied payment obligations in excess of $1,000,000.

                    (vi) NOTICES UNDER RECEIVABLES SALE AGREEMENT. Copies of all notices delivered by or to such Loan Party under the Receivables Sale Agreement.

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                    (vii)  DOWNGRADE OF PERFORMANCE GUARANTOR. Any downgrade in the rating of any Indebtedness of Performance Guarantor by S&P or Moody's, setting forth the Indebtedness affected and the nature of such change.

            (c) COMPLIANCE WITH LAWS AND PRESERVATION OF CORPORATE EXISTENCE. Such Loan Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Such Loan Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify would not reasonably be expected to have a Material Adverse Effect.

            (d) AUDITS. Such Loan Party will furnish to the Administrative Agent from time to time such information with respect to it and the Receivables as the Administrative Agent may reasonably request. Such Loan Party will, from time to time during regular business hours as requested by the Administrative Agent upon reasonable notice and at the sole cost of such Loan Party, permit the Administrative Agent, or its agents or representatives (and shall cause each Originator to permit the Administrative Agent or its agents or representatives):
(i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Collateral, including the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person's financial condition or the Collateral or any Person's performance under any of the Transaction Documents or any Person's performance under the Contracts and, in each case, with any of the officers or employees of Borrower or the Servicer having knowledge of such matters (each of the foregoing examinations and visits, a "REVIEW"); PROVIDED, HOWEVER, that, so long as no Amortization Event has occurred and is continuing, (1) the Loan Parties shall only be responsible for the costs and expenses of one (1) Review in any one calendar year unless (2) the first such Review in such calendar year resulted in negative findings (in which case the Loan Parties shall be responsible for the costs and expenses of two (2) such Reviews in such calendar year), or (B) the Borrower delivers an Extension Request and the applicable Response Date is more than three calendar months after the first Review in such calendar year, and (2) the Administrative Agent will not request more than four (4) Reviews in any one calendar year. Notwithstanding the foregoing, if (i) the Borrower requests the approval of a new Eligible Originator which is a Material Proposed Addition or (ii) any Material Acquisition is consummated by an Originator, the Loan Parties shall be responsible for the costs and expenses of one additional Review per proposed Material Proposed Addition or per Material Acquisition in the calendar year in which such Material Proposed Addition is expected to occur or such Material Acquisition is expected to be consummated if such additional Review is requested by any of the Agents.

            (e)     KEEPING AND MARKING OF RECORDS AND BOOKS.

            (i) The Servicer will (and will cause each Originator to) maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof),

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

     and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will (and will cause each Originator to) give the Administrative Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

            (ii)    Such Loan Party will (and will cause each Originator to):
     (1) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Loans with a legend, acceptable to the Administrative Agent, describing the Administrative Agent's security interest in the Collateral and (2) upon the request of the Administrative Agent following the occurrence of an Amortization Event: (A) mark each Contract with a legend describing the Administrative Agent's security interest and (B) deliver to the Administrative Agent all Contracts (including all multiple originals of any such Contract constituting an instrument, a certificated security or chattel paper) relating to the Receivables.

            (f) COMPLIANCE WITH CONTRACTS AND CREDIT AND COLLECTION POLICY. Such Loan Party will (and will cause each Originator to) timely and fully (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

            (g) PERFORMANCE AND ENFORCEMENT OF RECEIVABLES SALE AGREEMENT. Borrower will, and will require each Originator to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in compliance with the terms thereof and will enforce the rights and remedies accorded to Borrower under the Receivables Sale Agreement. Borrower will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Administrative Agent and the Lenders as assignees of Borrower) under the Receivables Sale Agreement as the Administrative Agent may from time to time reasonably request, including making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.

            (h) OWNERSHIP. Borrower will (or will cause each Originator to) take all necessary action to (i) vest legal and equitable title to the Collateral purchased under the Receivables Sale Agreement irrevocably in Borrower, free and clear of any Adverse Claims (other than Adverse Claims in favor of the Administrative Agent, for the benefit of the Secured Parties) including the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Borrower's interest in such Collateral and such other action to perfect, protect or more fully evidence the interest of Borrower therein as the Administrative Agent may reasonably request), and (ii) establish and maintain, in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and perfected first priority security interest in all Collateral, free and clear of any Adverse Claims, including the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent's (for the benefit of the Secured Parties) security interest in the Collateral and such other action to perfect, protect or more fully evidence the interest of the Administrative Agent for the benefit of the Secured Parties as the Administrative Agent may reasonably request.

            (i) LENDERS' RELIANCE. Borrower acknowledges that the Lenders are entering into the Transactions in reliance upon Borrower's identity as a legal entity that is separate from each Originator. Therefore, from and after the date of execution and delivery of this Agreement, Borrower shall take all reasonable actions, including all actions that the Administrative Agent or any Lender may from time to time reasonably request, to maintain Borrower's identity as a separate legal entity and to make it manifest to third parties that Borrower is an entity with assets and liabilities distinct from those of each Originator and any Affiliates thereof (other than Borrower) and not just a division of any Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Borrower will:

                    (1) conduct its own business in its own name and require that all full-time employees of Borrower, if any, identify themselves as such and not as employees of any Originator (including by means of providing appropriate employees with business or identification cards identifying such employees as Borrower's employees);

                    (2) compensate all employees, consultants and agents directly, from Borrower's own funds, for services provided to Borrower by such employees, consultants and agents and, to the extent any employee, consultant or agent of Borrower is also an employee, consultant or agent of any Originator or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between Borrower and such Originator or such Affiliate, as applicable, on a basis that reflects the services rendered to Borrower and such Originator or such Affiliate, as applicable;

                    (3) clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of any Originator, Borrower shall lease such office at a fair market rent;

                    (4) have a separate telephone number, which will be answered only in its name and separate stationery and checks in its own name;

                    (5) conduct all transactions with each Originator and the Servicer (including any delegation of its obligations hereunder as Servicer) strictly on an arm's-length basis, allocate all overhead expenses (including telephone and other utility charges) for items shared between Borrower and such Originator on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

                    (6) at all times have a Board of Directors consisting of three members, at least one member of which is an Independent Director;

                    (7) observe all corporate formalities as a distinct entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of Borrower or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Borrower, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

                    (8) maintain Borrower's books and records separate from those of each Originator and any Affiliate thereof and otherwise readily identifiable as its own assets rather than assets of any Originator or any Affiliate thereof;

                    (9) prepare its financial statements separately from those of each Originator and insure that any consolidated financial statements of any Originator or any Affiliate thereof that include Borrower and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Borrower is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Borrower;

                    (10) except as herein specifically otherwise provided, maintain the funds or other assets of Borrower separate from, and not commingled with, those of any Originator or any Affiliate thereof and only maintain bank accounts or other depository accounts to which Borrower alone is the account party, into which Borrower alone makes deposits and from which Borrower alone (or the Administrative Agent hereunder) has the power to make withdrawals;

                    (11) pay all of Borrower's operating expenses from Borrower's own assets (except for certain payments by any Originator or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));

                    (12) operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (A) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (B) the incurrence of obligations under this Agreement, (C) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to the applicable Originator thereunder for the purchase of Receivables from such Originator under the Receivables Sale Agreement, and (D) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

                    (13) maintain its corporate charter in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including Section 7.1(i) of this Agreement;

                    (14) maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement and the Performance Undertaking, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement or the Performance Undertaking, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or the Performance Undertaking or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Administrative Agent;

                    (15) maintain its corporate separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary.

                    (16) maintain at all times the Required Capital Amount (as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained; and

                    (17) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Arent Fox Kintner Plotkin & Kahn, PLLC, as counsel for Borrower, in connection with the closing or initial Advance under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

            (j) COLLECTIONS. Such Loan Party will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. If any payments relating to the Collateral are remitted directly to Borrower or any Affiliate of Borrower, Borrower will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two Business Days following receipt thereof, and, at all times prior to such remittance, Borrower will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Administrative Agent and the Lenders. Borrower will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Administrative Agent as contemplated by this Agreement.

            (k) TAXES. Such Loan Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing the non-filing or non-payment or which would reasonably be expected to cause a Material Adverse Effect, except any such taxes which are not yet delinquent or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Borrower will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of the Administrative Agent or any Lender.

            (l) PAYMENT TO APPLICABLE ORIGINATOR. With respect to any Receivable purchased by Borrower from any Originator, such purchase shall be effected under, and in compliance with the Receivables Sale Agreement, including the terms relating to the amount and timing of payments to be made to such Originator in respect of the purchase price for such Receivable.

     Section 7.2 NEGATIVE COVENANTS OF THE LOAN PARTIES. Until the Final Payout Date, each Loan Party hereby covenants, as to itself, that:

            (a) NAME CHANGE, OFFICES AND RECORDS. Such Loan Party will not change its name, identity or structure (within the meaning of any applicable enactment of the UCC), relocate its chief executive office at any time while the location of its chief executive office is relevant to perfection of the Administrative Agent's security interest, for the benefit of the Secured Parties, in the Receivables, Related Security and Collections, or change any office where Records are kept unless it shall have: (i) given the Administrative Agent at least thirty days' prior notice thereof and (ii) delivered to the Administrative Agent all financing statements, instruments and other documents requested by the Administrative Agent in connection with such change or relocation.

            (b) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. Except as may be required by the Administrative Agent pursuant to Section 8.2(b), such Loan Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Administrative Agent shall have received, at least 10 days before the proposed effective date therefor, (i) notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; PROVIDED, HOWEVER, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

            (c) MODIFICATIONS TO CONTRACTS AND CREDIT AND COLLECTION POLICY. Such Loan Party will not, and will not permit any Originator to, make any change to the Credit and Collection Policy that would have a material adverse affect on the collectability of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section 8.2(d), the Servicer will not, and will not permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

            (d) SALES, LIENS. Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including the filing of any financing statement) or with respect to, any of the Collateral, or assign any right to receive income with respect thereto (other than, in each case, the creation of a security interest therein in favor of the Administrative Agent as provided for herein), and Borrower will defend the right, title and interest of the Secured Parties in, to and under any of the foregoing property, against all claims of third parties claiming through or under Borrower or any Originator.

            (e) USE OF PROCEEDS. Borrower will not use the proceeds of the Advances for any purpose other than (i) paying for Receivables and Related Security under and in accordance with the Receivables Sale Agreement, including making payments on the Subordinated Notes to the extent permitted thereunder and under the Receivables Sale Agreement, (ii) paying its ordinary and necessary operating expenses when and as due, and (iii) making Restricted Junior Payments to the extent permitted under this Agreement.

            (f) TERMINATION DATE DETERMINATION. Borrower will not designate the Termination Date (as defined in the Receivables Sale Agreement), or send any notice to any Originator in respect thereof, without the prior consent of the Administrative Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 6.1(e) of the Receivables Sale Agreement.

            (g) RESTRICTED JUNIOR PAYMENTS. Borrower will not make any Restricted Junior Payment if after giving effect thereto, Borrower's Net Worth (as defined in the Receivables Sale Agreement) would be less than the Required Capital Amount (as defined in the Receivables Sale Agreement).

            (h) BORROWER INDEBTEDNESS. Borrower will not incur or permit to exist any Indebtedness or liability on account of deposits except: (i) the Obligations, (ii) the Subordinated Loans, and (iii) other current accounts payable arising in the ordinary course of business and not overdue to the extent such current accounts payable are in excess of $10,750.

            (i) PROHIBITION ON ADDITIONAL NEGATIVE PLEDGES. No Loan Party will enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Adverse Claim upon the Collateral except as contemplated by the Transaction Documents, or otherwise prohibiting or restricting any Transaction, and no Loan Party will enter into or assume any agreement creating any Adverse Claim (except for those created under the Transaction Documents) upon the Subordinated Notes.

                                  ARTICLE VIII

                          ADMINISTRATION AND COLLECTION

     Section 8.1    DESIGNATION OF SERVICER.

            (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the "SERVICER") so designated from time to time in accordance with this Section 8.1. Spherion is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Administrative Agent may at any time after an Unmatured Amortization Event or an Amortization Event designate as Servicer any Person to succeed Spherion or any successor Servicer PROVIDED THAT the Rating Agency Condition is satisfied.

            (b) Spherion may delegate, and Spherion hereby advises the Lenders and the Administrative Agent that it has delegated, to the other Originators, as sub-servicers of the Servicer, certain of Spherion duties and responsibilities as Servicer hereunder in respect of the Receivables originated by such other Originator. Without the prior consent of the Administrative Agent and the Required Liquidity Banks, Spherion shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) Borrower, (ii) the other Originators, and (iii) with respect to certain Defaulted Receivables, outside collection agencies in accordance with its customary practices. Neither Borrower nor any Originator shall be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by Spherion. If at any time the Administrative Agent shall designate as Servicer any Person other than Spherion, all duties and responsibilities theretofore delegated by Spherion to Borrower or the other Originators may, at the discretion of the Administrative Agent, be terminated forthwith on notice given by the Administrative Agent to Spherion and to Borrower and the other Originators.

            (c) Notwithstanding the foregoing subsection (b): (i) Spherion shall be and remain primarily liable to the Administrative Agent and the Lenders for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Administrative Agent and the Lenders shall be entitled to deal exclusively with Spherion in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Administrative Agent and the Lenders shall not be required to give notice, demand or other communication to any Person other than Spherion for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. Spherion, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

     Section 8.2    DUTIES OF SERVICER.

            (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

            (b) The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. The Servicer shall effect a Collection Account Agreement substantially in the form of
     Exhibit VI with each bank party to a Collection Account at any time. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Administrative Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Administrative Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Administrative Agent and, at all times thereafter, Borrower and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

            (c) The Servicer shall administer the Collections in accordance with the procedures described in this Article VIII and in Article II. The Servicer shall set aside and hold in trust for the account of Borrower and the Lenders their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of the Administrative Agent, segregate, in a manner acceptable to the Administrative Agent, all cash, checks and other instruments received by the Servicer from time to time constituting Collections from the general funds of the Servicer or Borrower prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Administrative Agent such allocable share of Collections of Receivables set aside for the Lenders on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

            (d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; PROVIDED, HOWEVER, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Administrative Agent or the Lenders under this Agreement. Notwithstanding anything to the contrary contained herein, the Administrative Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

            (e) The Servicer shall hold in trust for Borrower and the Lenders all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Administrative Agent, deliver or make available to the Administrative Agent all such Records, at a place selected by the Administrative Agent. The Servicer shall, as soon as practicable following receipt thereof turn over to Borrower any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of any Lender, furnish to the Lenders (promptly after any such request) a calculation of the amounts set aside for the Lenders pursuant to Article II.

            (f) Any payment by an Obligor in respect of any indebtedness owed by it to Originator or Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

     Section 8.3 COLLECTION NOTICES. The Administrative Agent is authorized at any time to date and to deliver to the Collection Banks the Collection Notices. Borrower hereby transfers to the Administrative Agent for the benefit of the Lenders, effective when the Administrative Agent delivers such notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts. If any authorized signatory of Borrower whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force.

Borrower hereby authorizes the Administrative Agent, and agrees that the Administrative Agent shall be entitled (i) at any time after delivery of the Collection Notices, to endorse Borrower's name on checks and other instruments representing Collections, (ii) at any time after the occurrence of an Amortization Event, to enforce the Receivables, the related Contracts and the Related Security, and (iii) at any time after the occurrence of an Amortization Event, to take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Administrative Agent rather than Borrower.

     Section 8.4 RESPONSIBILITIES OF BORROWER. Anything herein to the contrary notwithstanding, the exercise by the Administrative Agent and the Lenders of their rights hereunder shall not release the Servicer, any Originator or Borrower from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Lenders shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Borrower.

     Section 8.5 MONTHLY REPORTS. The Servicer shall prepare and forward to the Administrative Agent (a) on each Monthly Reporting Date, a Monthly Report and an electronic file of the data contained therein and (b) at such times as the Administrative Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables; provided, however, that if an Amortization Event shall exist and be continuing, the Administrative Agent may request an Interim Report be prepared and forwarded to the Administrative Agent more frequently than monthly.

     Section 8.6 SERVICING FEE. As compensation for the Servicer's servicing activities on their behalf, the Lenders hereby agree to pay the Servicer the Servicing Fee, which fee shall be paid in arrears on each Settlement Date.

                                   ARTICLE IX

                               AMORTIZATION EVENTS

     Section 9.1 AMORTIZATION EVENTS. The occurrence of any one or more of the following events shall constitute an Amortization Event:

            (a) Any Loan Party or Performance Guarantor shall fail to make any payment or deposit required to be made by it under the Transaction Documents when due PROVIDED, HOWEVER, that no Amortization Event shall occur under this Section 9.1(a) as a result of any late payment or deposit which is cured within one Business day if (1) such late payment or deposit was due to circumstances beyond such Loan Party's or Performance Guarantor's control, (2) such late payments or deposits do not occur more than two times in any calendar year, and (3) such Loan Party or Performance Guarantor pays interest on the overdue amount of such payment or deposit until paid at the Default Rate.

            (b) Any representation, warranty, certification or statement made by Performance Guarantor or any Loan Party in any Transaction Document to which it is a party or in any other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made or deemed made.

            (c) Any Loan Party shall fail to perform or observe any covenant contained in Section 7.2 or 8.5 when due.

            (d) Any Loan Party or Performance Guarantor shall fail to perform or observe any other covenant or agreement under any Transaction Documents and such failure shall continue for 10 consecutive Business Days.

            (e) Failure of Borrower to pay any Indebtedness (other than the Obligations) when due or the default by Borrower in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Borrower shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

            (f) Failure of Performance Guarantor to pay Indebtedness in excess of $5,000,000 in aggregate principal amount (hereinafter, "MATERIAL INDEBTEDNESS") when due; or the default by Performance Guarantor in the performance of any term, provision or condition contained in any agreement under which any Material Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of Performance Guarantor shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

            (g) An Event of Bankruptcy shall occur with respect to Performance Guarantor, any Loan Party or any of their respective Material Subsidiaries.

            (h)     As at the end of any Calculation Period:

                    (i) the three-month rolling average Delinquency Ratio shall exceed 3.70%,

                    (ii) the three-month rolling average Default Ratio shall exceed 3.125%, or

                    (iii) the three-month rolling average Dilution Ratio shall exceed 4.75%.

            (i)     A Change of Control shall occur.

            (j) (i) One or more final judgments for the payment of money in an aggregate amount of $10,750 or more shall be entered against Borrower or
     (ii) one or more final judgments for the payment of money in an amount in excess of $5,000,000, individually or in the aggregate, shall be entered against Performance Guarantor or any of its Material Subsidiaries (other than Borrower) on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

            (k) The "TERMINATION DATE" under and as defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Borrower under the Receivables Sale Agreement.

            (l) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Borrower, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Administrative Agent for the benefit of the Lenders shall cease to have a valid and perfected first priority security interest in the Collateral.

            (m) On any Settlement Date, after giving effect to the turnover of Collections by the Servicer on such date and the application thereof to the Obligations in accordance with this Agreement, the Aggregate Principal shall exceed the Borrowing Limit.

            (n) The Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability of its obligations thereunder.

            (o) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Tax Code with regard to any of the Collateral and such lien shall not have been released within seven (7) days, or the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the Collateral.

            (p)     Any Plan of Performance Guarantor or any of its ERISA
     Affiliates:

                    (i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

                    (ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

                    (iii) shall require Performance Guarantor or any of its ERISA Affiliates to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

                    (iv) results in a liability to Performance Guarantor or any of its ERISA Affiliates under applicable law, the terms of such Plan, or Title IV ERISA,

     and there shall result from any such failure, waiver, termination or other event a liability to the PBGC or a Plan that would have a Material Adverse Effect.

            (q) Any event shall occur which (i) materially and adversely impairs the ability of the Originators to originate Receivables of a credit quality that is at least equal to the credit quality of the Receivables sold or contributed to Borrower on the date of this Agreement or (ii) has, or would be reasonably expected to have a Material Adverse Effect.

            (r) The sum of (1) cash and Cash Equivalents as shown on the consolidated balance sheet of the Parent and its Subsidiaries (other than cash and Cash Equivalents which are pledged or otherwise encumbered) as of the most recent Cut-Off Date and (2) the difference between (A) the Borrowing Limit and (B) the Aggregate Principal is less than $25,000,000.

     Section 9.2 REMEDIES. Upon the occurrence and during the continuation of an Amortization Event, the Administrative Agent may, or upon the direction of the Required Liquidity Banks shall, take any of the following actions: (i) replace, if the Administrative Agent has not already done so, the Person then acting as Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Aggregate Commitment shall immediately terminate and the Amortization Date shall forthwith occur, all without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party; PROVIDED, HOWEVER, that upon the occurrence of an Event of Bankruptcy with respect to any Loan Party, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Loan Party, (iii) deliver the Collection Notices to the Collection Banks, (iv) exercise all rights and remedies of a secured party upon default under the UCC and other applicable laws, and (v) notify Obligors of the Administrative Agent's security interest in the Receivables and other Collateral. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Administrative Agent and the Lenders otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                    ARTICLE X

                                 INDEMNIFICATION

     Section 10.1 INDEMNITIES BY THE LOAN PARTIES. Without limiting any other rights that the Administrative Agent or any Lender may have hereunder or under applicable law, (a) Borrower hereby agrees to indemnify (and pay upon demand to) the Administrative Agent, Blue Ridge, each of the Liquidity Banks and each of the respective assigns, officers, directors, agents and employees of the foregoing (each, an "INDEMNIFIED PARTY") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively

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

referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them to the extent arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Lender of an interest in the Receivables, and (b) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer's activities as Servicer hereunder EXCLUDING, HOWEVER, in all of the foregoing instances under the preceding clauses (a) and (b):

            (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

            (ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the financial inability to pay, insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

            (iii) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Lenders of Loans as a loan or loans by the Lenders to Borrower secured by the Receivables, the Related Security, the Collection Accounts and the Collections;

PROVIDED, HOWEVER, that nothing contained in this sentence shall limit the liability of any Loan Party or limit the recourse of the Lenders to any Loan Party for amounts otherwise specifically provided to be paid by such Loan Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Borrower shall indemnify (without duplication) the Administrative Agent and the Lenders for Indemnified Amounts (including losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Borrower or the Servicer) relating to or resulting from:

                    (A) any representation or warranty made or deemed made by any Loan Party or any Originator (or any officers of any such Person) pursuant this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

                    (B) the failure by Borrower, the Servicer or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

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

                    (C) any failure of Borrower, the Servicer or any Originator to perform its duties, covenants or other obligations in accordance with this Agreement or any other Transaction Document;

                    (D) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

                    (E) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                    (F) the commingling of Collections of Receivables at any time with other funds;

                    (G) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the Transactions, the use of the proceeds of any Advance, the Collateral or any other investigation, litigation or proceeding relating to Borrower, the Servicer or any Originator in which any Indemnified Party becomes involved as a result of any of the Transactions;

                    (H) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                    (I)    any Amortization Event;

                    (J) any failure of Borrower to acquire and maintain legal and equitable title to, and ownership of any of the Collateral from the applicable Originator, free and clear of any Adverse Claim (except as created by the Transaction Documents); or any failure of Borrower to give reasonably equivalent value to any Originator under the Receivables Sale Agreement in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

                    (K) any failure to vest and maintain vested in the Administrative Agent for the benefit of the Lenders, or to transfer to the Administrative Agent for the benefit of the Secured Parties, a valid first priority perfected security interests in the Collateral, free and clear of any Adverse Claim (except as created by the Transaction Documents);

                    (L) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Collateral, and the proceeds thereof, whether at the time of any Advance or at any subsequent time;

                    (M) any action or omission by any Loan Party which reduces or impairs the rights of the Administrative Agent or the Lenders with respect to any Collateral or the value of any Collateral;

                    (N) any successful attempt by any Person to void any Advance or the Administrative Agent's security interest in the Collateral under statutory provisions or common law or equitable action; and

                    (O) the failure of any Receivable included in the calculation of the Net Pool Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

     Section 10.2   INCREASED COST AND REDUCED RETURN.

            (a) If any Regulatory Change or Accounting Change occurring after the date hereof:

                    (i) shall subject a Funding Source to any tax, duty or other charge with respect to its obligations hereunder or under any Funding Agreement, its Commitment or its Liquidity Commitment, or shall change the basis of taxation of payments to the Funding Source of any Obligations, owed to or funded or maintained in whole or in part by it or any other amounts due under this Agreement in respect of its Obligations or, as applicable, its Commitment or its Liquidity Commitment; or

                    (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of any Funding Source, deposits or obligations with or for the account of any Funding Source or with or for the account of any Affiliate (or entity deemed by the Federal Reserve Board to be an Affiliate) of any Funding Source, or credit extended by any Funding Source pursuant to this Agreement or a Funding Agreement, as applicable; or

                    (iii) shall affect the amount of capital required or expected to be maintained by any Funding Source (including because the assets and liabilities of Blue Ridge are thereafter required to be consolidated with those of any Liquidating Bank); or

                    (iv) shall impose any other condition affecting any obligation owned, funded or maintained in whole or in part by any Funding Source, or its rights or obligations, if any, to make Loans or Liquidity Fundings or to provide (or participate in) the funding or maintenance thereof; or

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

                    (v) shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses deposit insurance premiums or similar charges;

and the result of any of the foregoing is or would be:

            (i) to increase the cost to or to impose a cost on (1) a Funding Source funding or making or maintaining (or providing or agreeing to provide funding for) any Loan, any Liquidity Funding or loans or other extensions of credit under any Funding Agreement or any commitment of such Funding Source with respect to any of the foregoing, or (2) the Administrative Agent for continuing its or Borrower's relationship with any Funding Source, in each case, in an amount deemed to be material by such Funding Source,

            (ii) to reduce the amount of any sum received or receivable by a Funding Source under this Agreement or under any Liquidity Agreement, or

            (iii) to reduce the rate of return on such Funding Source's capital as a consequence of its Obligations, its Commitment, its Liquidity Commitment, its obligations under any Funding Agreement or the Loans made by it or otherwise arising in connection herewith (or therewith) to a level below that which such Funding Source could have achieved but for the occurrence of such circumstances, then, within 15 days after demand by such Funding Source (which demand shall be accompanied by a certificate setting forth the basis of such demand, Borrower shall pay directly to such Funding Source such additional amount or amounts as will compensate such Funding Source for such actual additional cost, increased cost or reduction.

            (b) Each Funding Source will promptly notify Borrower and the Administrative Agent of any event of which it has knowledge which will entitle such Funding Source to compensation pursuant to this Section 10.2; PROVIDED, HOWEVER, no failure to give or delay in giving such notification shall adversely affect the rights of any Funding Source to such compensation.

            (c) In determining any amount provided for or referred to in this Section 10.2, a Funding Source may use any reasonable averaging and attribution methods that it (in its sole discretion) shall deem applicable. Any Funding Source when making a claim under this Section 10.2 shall submit to Borrower the above-referenced certificate as to such actual increased cost or actual reduced return (including calculation thereof in reasonable detail), which shall, in the absence of manifest error, be conclusive and binding upon Borrower.

     Section 10.3 FUNDING LOSSES. If any Funding Source shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Funding Source, then, upon notice from such Funding Source to the Administrative Agent, Borrower and the Servicer, Borrower shall pay to the Servicer, and the Servicer shall pay to such Funding Sources upon demand, the amount of such loss or expense (which shall include without limitation all Broken Funding Costs). Such notice (which shall include the methodology for calculating, and the calculation of, the amount of such actual loss or

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

expense, in reasonable detail) shall, in the absence of manifest error, be conclusive and binding upon Borrower and the Servicer.

     Section 10.4 OTHER COSTS AND EXPENSES. Borrower shall pay to the Administrative Agent and Blue Ridge on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the Transactions and the other documents to be delivered hereunder, including without limitation, the cost of Blue Ridge's auditors auditing the books, records and procedures of Borrower, reasonable fees and out-of-pocket expenses of legal counsel for Blue Ridge and the Administrative Agent with respect thereto and with respect to advising Blue Ridge and the Administrative Agent as to their respective rights and remedies under this Agreement. Borrower shall pay to the Administrative Agent on demand any and all costs and expenses of the Administrative Agent and the Lenders, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event. Borrower shall reimburse Blue Ridge on demand for all other costs and expenses incurred by Blue Ridge ("OTHER COSTS"), including the cost of auditing Blue Ridge's books by certified public accountants, the cost of rating the Commercial Paper by independent financial rating agencies, and the reasonable fees and out-of-pocket expenses of counsel for Blue Ridge or any counsel for any shareholder of Blue Ridge with respect to advising Blue Ridge or such shareholder as to matters relating to Blue Ridge's operations.

     Section 10.5 ALLOCATIONS. Blue Ridge shall allocate the liability for Other Costs among Borrower and other Persons with whom Blue Ridge has entered into agreements to purchase interests in or finance receivables and other financial assets ("OTHER Customers"). If any Other Costs are attributable to Borrower and not attributable to any Other Customer, Borrower shall be solely liable for such Other Costs. However, if Other Costs are attributable to Other Customers and not attributable to Borrower, such Other Customer shall be solely liable for such Other Costs. All allocations to be made pursuant to the foregoing provisions of this Article X shall be made by Blue Ridge in its sole discretion and shall be binding on Borrower and the Servicer.

                                   ARTICLE XI

                                    THE AGENT

     Section 11.1 AUTHORIZATION AND ACTION. Each Lender hereby designates and appoints Wachovia to act as its agent under the Transaction Documents and under the Liquidity Agreement, and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Liquidity Agreement or the Transaction Documents, together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth in the Liquidity Agreement or in any Transaction Document, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into the Liquidity Agreement or any Transaction Document or otherwise exist for the Administrative Agent. In performing its functions and duties under the Liquidity Agreement and the

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

Transaction Documents, the Administrative Agent shall act solely as agent for the Lenders and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Loan Party or any of such Loan Party's successors or assigns. The Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to the Liquidity Agreement or any Transaction Document or applicable law. The appointment and authority of the Administrative Agent hereunder shall terminate upon the indefeasible payment in full of all Obligations. Each Lender hereby authorizes the Administrative Agent to execute each of the UCC financing statements and each Collection Account Agreement on behalf of such Lender (the terms of which shall be binding on such Lender).

     Section 11.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under the Liquidity Agreement and each Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     Section 11.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with the Liquidity Agreement or any Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party contained in the Liquidity Agreement, any Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, any Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Liquidity Agreement or any Transaction Document or any other document furnished in connection therewith, or for any failure of any Loan Party to perform its obligations under any Transaction Document, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, any Transaction Document, or to inspect the properties, books or records of the Loan Parties. The Administrative Agent shall not be deemed to have knowledge of any Amortization Event or Unmatured Amortization Event unless the Administrative Agent has received notice from a Loan Party or a Lender.

     Section 11.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under the Liquidity Agreement or any Transaction Document unless it shall first receive such advice or concurrence of Blue Ridge or the Required Liquidity Banks or all of the Lenders, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Lenders, PROVIDED THAT unless and until the Administrative Agent shall have received such advice, the Administrative Agent may take or refrain from taking any action, as the Administrative Agent shall deem advisable and in the best interests of the Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of Blue Ridge or the Required Liquidity Banks or all of the Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     Section 11.5 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Lender represents and warrants to the Administrative Agent that it has and will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Borrower and made its own decision to enter into the Liquidity Agreement, the Transaction Documents and all other documents related thereto.

     Section 11.6 REIMBURSEMENT AND INDEMNIFICATION. The Liquidity Banks agree to reimburse and indemnify the Administrative Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Loan Parties (a) for any amounts for which the Administrative Agent, acting in its capacity as Administrative Agent, is entitled to reimbursement by the Loan Parties hereunder and (b) for any other expenses incurred by the Administrative Agent, in its capacity as Administrative Agent and acting on behalf of the Lenders, in connection with the administration and enforcement of the Liquidity Agreement and the Transaction Documents.

     Section 11.7 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrower or any Affiliate of Borrower as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the making of Loans pursuant to this Agreement, the Administrative Agent shall have the same rights and powers under the Liquidity Agreement and this Agreement in its individual capacity as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "LIQUIDITY BANK," "LENDER," "LIQUIDITY BANKS" and "LENDERS" shall include the Administrative Agent in its individual capacity.

     Section 11.8 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent, upon five days' notice to the Loan Parties and the Lenders, may voluntarily resign and may be removed at any time, with or without cause, by the Required Liquidity Lenders; PROVIDED, HOWEVER, that Wachovia shall not voluntarily resign as the Administrative Agent so long as any of the Liquidity Commitments remain in effect or Blue Ridge has any outstanding Loans. If the Administrative Agent (other than Wachovia) shall voluntarily resign or be removed as Administrative Agent under this Agreement, then the Required Liquidity Lenders during such five-day period shall appoint, with the consent of the Borrower from among the remaining Liquidity Banks, a successor Administrative Agent, whereupon such successor Administrative

Agent shall succeed to the rights, powers and duties of the Administrative Agent and the term "ADMINISTRATIVE AGENT" shall mean such successor agent, effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. Upon resignation or replacement of any Administrative Agent in accordance with this Section 11.8, the retiring Administrative Agent shall execute such UCC-3 assignments and amendments, and assignments and amendments of the Liquidity Agreement and the Transaction Documents, as may be necessary to give effect to its replacement by a successor Administrative Agent. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XI and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                   ARTICLE XII

                           ASSIGNMENTS; PARTICIPATIONS

     Section 12.1   ASSIGNMENTS.

            (a) Each of the Administrative Agent, the Loan Parties and the Liquidity Banks hereby agrees and consents to the complete or partial assignment by Blue Ridge of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Liquidity Banks pursuant to the Liquidity Agreement.

            (b) Any Liquidity Bank may at any time and from time to time assign to one or more Eligible Assignees (each, a "PURCHASING LIQUIDITY BANK") all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement substantially in the form set forth in
     Exhibit VII (an "ASSIGNMENT AGREEMENT") executed by such Purchasing Liquidity Bank and such selling Liquidity Bank; PROVIDED, HOWEVER, that any assignment of a Liquidity Bank's rights and obligations hereunder shall include a pro rata assignment of its rights and obligations under the Liquidity Agreement. The consent of Blue Ridge shall be required prior to the effectiveness of any such assignment. Each assignee of a Liquidity Bank must (i) be an Eligible Assignee and (ii) agree to deliver to the Administrative Agent, promptly following any request therefor by the Administrative Agent or Blue Ridge, an enforceability opinion in form and substance satisfactory to the Administrative Agent and Blue Ridge. Upon delivery of an executed Assignment Agreement to the Administrative Agent, such selling Liquidity Bank shall be released from its obligations hereunder and under the Liquidity Agreement to the extent of such assignment. Thereafter the Purchasing Liquidity Bank shall for all purposes be a Liquidity Bank party to this Agreement and the Liquidity Agreement and shall have all the rights and obligations of a Liquidity Bank hereunder and thereunder to the same extent as if it were an original party hereto and thereto and no further consent or action by Borrower, the Lenders or the Administrative Agent shall be required.

            (c) Each of the Liquidity Banks agrees that if it shall suffer a Downgrading Event, such Downgraded Liquidity Bank shall be obliged, at the request of Blue Ridge or the Administrative Agent, to (i) collateralize its Commitment and its Liquidity

     Commitment in a manner acceptable to the Administrative Agent, or (ii) assign all of its rights and obligations hereunder and under the Liquidity Agreement to an Eligible Assignee nominated by the Administrative Agent or a Loan Party and acceptable to Blue Ridge and willing to participate in this Agreement and the Liquidity Agreement through the Liquidity Termination Date in the place of such Downgraded Liquidity Bank; PROVIDED THAT the Downgraded Liquidity Bank receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Liquidity Bank's Pro Rata Share of the Obligations owing to the Liquidity Banks.

            (d) Except in connection with a Permitted Restructuring, no Loan Party may assign any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each of the Lenders and without satisfying the Rating Agency Condition.

     Section 12.2 PARTICIPATIONS. Any Liquidity Bank may, in the ordinary course of its business at any time sell to one or more Persons (each, a "PARTICIPANT") participating interests in its Pro Rata Share of the Aggregate Commitment, its Loans, its Liquidity Commitment or any other interest of such Liquidity Bank hereunder or under the Liquidity Agreement. Notwithstanding any such sale by a Liquidity Bank of a participating interest to a Participant, such Liquidity Bank's rights and obligations under this Agreement and the Liquidity Agreement shall remain unchanged, such Liquidity Bank shall remain solely responsible for the performance of its obligations hereunder and under the Liquidity Agreement, and the Loan Parties, Blue Ridge and the Administrative Agent shall continue to deal solely and directly with such Liquidity Bank in connection with such Liquidity Bank's rights and obligations under this Agreement and the Liquidity Agreement. Each Liquidity Bank agrees that any agreement between such Liquidity Bank and any such Participant in respect of such participating interest shall not restrict such Liquidity Bank's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in
Section 14.1(b)(i).

                                  ARTICLE XIII

                                SECURITY INTEREST

     Section 13.1 GRANT OF SECURITY INTEREST. To secure the due and punctual payment of the Obligations, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including all Indemnified Amounts, in each case pro rata according to the respective amounts thereof, the Borrower hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, all of the Borrower's right, title and interest, whether now owned and existing or hereafter arising in and to all of the Receivables, the Related Security, the Collections and all proceeds of the foregoing (collectively, the "COLLATERAL").

     Section 13.2 TERMINATION AFTER FINAL PAYOUT DATE. Each of the Secured Parties hereby authorizes the Administrative Agent, and the Administrative Agent hereby agrees, promptly after the Final Payout Date to execute and deliver to the Borrower such UCC termination statements as may be necessary to terminate the Administrative Agent's security interest in and lien upon the Collateral, all at the Borrower's expense. Upon the Final Payout Date, all right, title and

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

interest of the Administrative Agent and the other Secured Parties in and to the Collateral shall terminate.

                                   ARTICLE XIV

                                  MISCELLANEOUS

     Section 14.1   WAIVERS AND AMENDMENTS.

            (a) No failure or delay on the part of the Administrative Agent, any Loan Party or any Lender in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

            (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with this Section 14.1(b). Blue Ridge, Borrower and the Administrative Agent, at the direction of the Required Liquidity Banks, may enter into written modifications or waivers of any provisions of this Agreement, PROVIDED, HOWEVER, that no such modification or waiver shall:

                    (i) without the consent of each affected Lender, (1) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Borrower or the Servicer, (2) reduce the rate or extend the time of payment of Interest or any CP Costs (or any component of Interest or CP Costs), (3) reduce any fee payable to the Administrative Agent for the benefit of the Lenders, (4) except pursuant to Article XII, change the amount of the principal of any Lender, any Liquidity Bank's Pro Rata Share or any Liquidity Bank's Commitment, (5) amend, modify or waive any provision of the definition of Required Liquidity Banks or this Section 14.1(b), (6) consent to or permit the assignment or transfer by Borrower of any of its rights and obligations under this Agreement, (7) change the definition of "ELIGIBLE RECEIVABLE," "LOSS RESERVE," "DILUTION RESERVE," "YIELD RESERVE," "SERVICING RESERVE," "SERVICING FEE RATE," "REQUIRED RESERVE" or "REQUIRED RESERVE FACTOR FLOOR" or (8) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (1) through (7) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

                    (ii) without the written consent of the then Administrative Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Administrative Agent,

AND ANY MATERIAL AMENDMENT, WAIVER OR OTHER MODIFICATION OF THIS AGREEMENT SHALL REQUIRE SATISFACTION OF THE RATING AGENCY CONDITION. Notwithstanding the foregoing, (i) without the consent of the Liquidity Banks, but with the consent of Borrower, the Administrative Agent may amend this Agreement solely to add additional Persons as Liquidity Banks hereunder and (ii) the Administrative Agent, the Required Liquidity Banks and Blue Ridge may enter into amendments to modify Article XI,
Article XII, Section 14.13 or any other provision of this Agreement without the consent of Borrower, PROVIDED THAT such amendment has no negative affect upon Borrower. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Lenders equally and shall be binding upon Borrower, the Lenders and the Administrative Agent.

     Section 14.2 NOTICES. Except as provided in this Section 14.2, all notices, consents, approvals, demands and other communications provided for, permitted or contemplated hereunder (including Sections 1.3, 7.2(a), 7.2(b), 8.1(b), 14.4(b)) shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice, consent, approval, demand or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by mail (other than certified or registered mail), five Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 14.2. Borrower hereby authorizes the Administrative Agent to effect Advances and Interest Period and Interest Rate selections based on telephonic notices made by any Person whom the Administrative Agent in good faith believes to be acting on behalf of Borrower. Borrower agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice signed by an authorized officer of Borrower; PROVIDED, HOWEVER, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Administrative Agent, the records of the Administrative Agent shall govern absent manifest error.

     Section 14.3 RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it with respect to any portion of the Obligations owing to such Lender (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Lender entitled to receive a ratable share of such Obligations, such Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Obligations held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of such Obligations; PROVIDED THAT if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     Section 14.4   PROTECTION OF ADMINISTRATIVE AGENT'S SECURITY INTEREST.

            (a) Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Administrative Agent may request, to perfect, protect or more fully evidence the Administrative Agent's security interest in the Collateral, or to enable the Administrative Agent or the Lenders to exercise and enforce their rights and remedies hereunder. At any time after the occurrence of an Amortization Event, the

     Administrative Agent may, or the Administrative Agent may direct Borrower or the Servicer to, notify the Obligors of Receivables, at Borrower's expense, of the ownership or security interests of the Lenders under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Administrative Agent or its designee. Borrower or the Servicer (as applicable) shall, at any Lender's request, withhold the identity of such Lender in any such notification.

            (b) If any Loan Party fails to perform any of its obligations hereunder, the Administrative Agent or any Lender may (but shall not be required to) perform, or cause performance of, such obligations, and the Administrative Agent's or such Lender's costs and expenses incurred in connection therewith shall be payable by Borrower as provided in Section
     10.3. Each Loan Party irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of such Loan Party (i) to execute on behalf of Borrower as debtor and to file financing statements necessary or desirable in the Administrative Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Lenders in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent's security interest in the Collateral, for the benefit of the Secured Parties. This appointment is coupled with an interest and is irrevocable. Each of the Loan Parties hereby: (i) authorizes the Administrative Agent to file financing statements and other filing or recording documents with respect to the Receivables and Related Security (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of such Loan Party, in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interest of the Administrative Agent hereunder, (ii) acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables or Related Security (including any amendments thereto, or continuation or termination statements thereof), without the express prior approval by the Administrative Agent, consenting to the form and substance of such filing or recording document, and (iii) approves, authorizes and ratifies any filings or recordings made by or on behalf of the Administrative Agent in connection with the perfection of the security interests in favor of Borrower or the Administrative Agent.

     Section 14.5   CONFIDENTIALITY.

            (a) Each Loan Party and each Lender shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Administrative Agent and Blue Ridge and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the Transactions, except that such Loan Party and such Lender and its officers and employees may disclose such information to such Loan Party's and such Lender's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

            (b) Anything herein to the contrary notwithstanding, each Loan Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Liquidity Banks or Blue Ridge by each other, (ii) by the Administrative Agent or the Lenders to any prospective or actual assignee or participant of any of them and (iii) by the Administrative Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Blue Ridge or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Wachovia acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, PROVIDED THAT each such Person is informed of the confidential nature of such information. In addition, the Lenders and the Administrative Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

     Section 14.6 BANKRUPTCY PETITION. Borrower, the Servicer, the Administrative Agent and each Liquidity Bank hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Blue Ridge, it will not institute against, or join any other Person in instituting against, Blue Ridge any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     Section 14.7 LIMITATION OF LIABILITY. Except with respect to any claim arising out of the willful misconduct or gross negligence of Blue Ridge, the Administrative Agent or any Liquidity Bank, no claim may be made by any Loan Party or any other Person against Blue Ridge, the Administrative Agent or any Liquidity Bank or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the Transactions, or any act, omission or event occurring in connection therewith; and each Loan Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     Section 14.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW (EXCEPT IN

THE CASE OF THE OTHER TRANSACTION DOCUMENTS, TO THE EXTENT OTHERWISE EXPRESSLY STATED THEREIN) AND EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE OWNERSHIP INTEREST OF THE BORROWER OR THE SECURITY INTEREST OF THE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, IN ANY OF THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     Section 14.9 CONSENT TO JURISDICTION. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY LOAN PARTY AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH LOAN PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

     Section 14.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY LOAN PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

     Section 14.11  INTEGRATION; BINDING EFFECT; SURVIVAL OF TERMS.

            (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

            (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; PROVIDED, HOWEVER, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Loan Party pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and Sections 14.5 and
     14.6 shall be continuing and shall survive any termination of this Agreement.

     Section 14.12 COUNTERPARTS; SEVERABILITY. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of a signature page to this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 14.13 WACHOVIA ROLES. Each of the Liquidity Banks acknowledges that Wachovia acts, or may in the future act: (a) as administrative agent for Blue Ridge or any Liquidity Bank, (b) as an issuing and paying agent for the Commercial Paper, (c) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper, or (iv) to provide other services from time to time for Blue Ridge or any Liquidity Bank (collectively, the "WACHOVIA ROLES"). Without limiting the generality of this Section 14.13, each Liquidity Bank hereby acknowledges and consents to any and all Wachovia Roles and agrees that in connection with any Wachovia Role, Wachovia may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including in its role as administrative agent for Blue Ridge, and the giving of notice of a mandatory purchase pursuant to the Liquidity Agreement.

     Section 14.14  CONSTRUCTION OF THIS AGREEMENT AND CERTAIN TERMS AND
PHRASES.

            (a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each gender; (ii) words using the singular or plural number also include the plural or singular number, respectively;
     (iii) the terms "hereof," "herein," "hereby," and derivative or similar words refer to this entire Agreement and not to any particular provision of this Agreement; and (iv) the terms "Article," "Section," "Schedule" and "Exhibit" without reference to a specified document refer to the specified Article, Section, Schedule and Exhibit, respectively, of this Agreement.

            (b) The words "including," "include" and "includes" are not exclusive and shall be deemed to be followed by the words "without limitation"; if exclusion is intended, the word "compromising" is used instead.

            (c) The word "or" shall be construed to mean "or" unless the context clearly prohibits that construction.

            (d) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

            (e) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP as consistently applied by the Person whose financial statements or practices are at issue.

            (f) All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein shall have the meaning given to them in such Article 9.

            Any representation or warranty contained herein as to the enforceability of a contract shall be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                            [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

SPHERION RECEIVABLES CORP.

By:    /s/ Peter Houchin
   ---------------------------------
Name:  Peter Houchin
Title: Vice President, Corporate Finance
       and Treasury and Treasurer

       Address: 2050 Spectrum Boulevard
       Fort Lauderdale, Florida 33309
       Attention: General Counsel
       Telephone: (954) 938-7600
       Fax: (954) 938-7780

SPHERION CORPORATION, as initial Servicer


By:    /s/ Peter Houchin
   ---------------------------------
Name:  Peter Houchin
Title: Vice President, Corporate
       Finance and Treasury

       Address: 2050 Spectrum Boulevard
       Fort Lauderdale, Florida 33309
       Attention: General Counsel
       Telephone: (954) 938-7600
       Fax: (954) 938-7780

                [Signature Page to Credit and Security Agreement]

BLUE RIDGE ASSET FUNDING CORPORATION

BY: WACHOVIA BANK, NATIONAL ASSOCIATION, ITS ATTORNEY-IN-FACT

By:  /s/ Darrell R. Barber
      ---------------------
       Name:  Darrell R. Barber
       Title: Managing Director

              Address:    Blue Ridge Asset Funding Corporation
                          100 North Main Street
                          Winston-Salem, NC  27150
                          Attention:  John Dillon
                          Phone: (336) 735-6097
                          Fax:   (336) 735-6099

              and

                          Blue Ridge Asset Funding Corporation
                          c/o AMACAR Group, L.L.C.
                          6525 Morrison Blvd., Suite 318
                          Charlotte, North Carolina 28211
                          Attention:  Douglas K. Johnson
                          Phone:  (704) 365-0569
                          Fax:    (704) 365-1362

WACHOVIA BANK, NATIONAL ASSOCIATION,
as a Liquidity Bank and as Administrative Agent


By:  /s/ Gary G. Fleming, Jr.
   --------------------------------------------------
Name: Gary G. Fleming, Jr.
Title: Director

              Address:    Wachovia Bank, National Association
                          191 Peachtree Street, 26th Floor
                          Mail Stop GA8047
                          Atlanta, Georgia  30303
                          Attention:  Elizabeth R. Wagner
                          Phone: (404) 332-1398
                          Fax:   (404) 332-5152

                [Signature Page to Credit and Security Agreement]

                                    EXHIBIT I

                                   DEFINITIONS

          AS USED IN THIS AGREEMENT, THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING MEANINGS (SUCH MEANINGS TO BE EQUALLY APPLICABLE TO BOTH THE SINGULAR AND PLURAL FORMS OF THE TERMS DEFINED):

          "ACCOUNTING CHANGE" means any change in GAAP or in any regulatory accounting principles.

          "ADJUSTED DILUTION RATIO" means, at any time, the rolling average of the Dilution Ratio for the 12 Calculation Periods then most recently ended.

          "ADMINISTRATIVE AGENT" has the meaning set forth in the preamble to this Agreement.

          "ADMINISTRATIVE AGENT'S ACCOUNT" means account #8735-098787 at Wachovia Bank, National Association, ABA #053100494.

          "ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Loans made on the same Borrowing Date.

          "ADVERSE CLAIM" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

          "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

          "AGGREGATE COMMITMENT" means, on any date of determination, the aggregate amount of the Liquidity Banks' Commitments to make Loans hereunder. As of the date hereof, the Aggregate Commitment is $200,000,000.

          "AGGREGATE PRINCIPAL" means, on any date of determination, the aggregate outstanding principal amount of all Advances outstanding on such date.

          "AGGREGATE REDUCTION" has the meaning specified in Section 1.3.

          "AGREEMENT" means this Credit and Security Agreement, as it may be amended or modified and in effect from time to time.

          "ALTERNATE BASE RATE" means for any day, the rate PER ANNUM equal to the higher as of such day of (a) the Prime Rate, or (b) one percent (1.00%) above the Federal Funds Rate. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

          "ALTERNATE BASE RATE LOAN" means a Loan which bears interest at the Alternate Base Rate or the Default Rate.

          "AMORTIZATION DATE" means the earliest to occur of (a) the Business Day immediately prior to the occurrence of an Event of Bankruptcy with respect to any Loan Party, (b) the Business Day specified in a notice from the Administrative Agent following the occurrence of any other Amortization Event, and (c) the date which is 10 Business Days after the Administrative Agent's receipt of notice from Borrower that it wishes to terminate the facility evidenced by this Agreement.

          "AMORTIZATION EVENT" has the meaning specified in Article IX.

          "ASSIGNMENT AGREEMENT" has the meaning set forth in Section 12.1(b).

          "AUTHORIZED OFFICER" means (a) with respect to Spherion, any of its President/CEO; Executive Vice President/CFO; Vice President, Business Services and Controller and Secretary; Vice President, Corporate Finance and Treasury; Vice President, General Counsel and Secretary; Vice President, Risk Management; Treasurer; Assistant Treasurer; or Assistant Secretary, acting singly, (b) with respect to Spherion Assessment Inc., any of its, CEO; Executive Vice President/CFO; Vice President; Vice President, Corporate Finance and Treasury; Vice President, General Counsel and Secretary; Treasurer; or Assistant Treasurer, acting singly, (c) with respect to Norcross Teleservices Inc., Comtex Information Systems, Inc., Spherion Atlantic Enterprises LLC, Spherion Pacific Enterprises LLC, Spherion Atlantic Operations LLC, Spherion Pacific Operations LLC, Spherion Atlantic Resources LLC, Spherion Atlantic Workforce LLC, Spherion Pacific Resources LLC, and Spherion Pacific Workforce LLC, any of its President/CEO; Executive Vice President/CFO; Vice President; Vice President, Corporate Finance and Treasury; Vice President, General Counsel and Secretary; Treasurer; or Assistant Treasurer; acting singly, (d) with respect to the Borrower, any of its, President/CEO; Executive Vice President/CFO; Vice President; Vice President, Corporate Finance and Treasury; Vice President, General Counsel and Secretary; Treasurer; Assistant Treasurer; or Assistant Secretary, acting singly.

          "BLUE RIDGE" has the meaning set forth in the preamble to this Agreement.

          "BORROWER" has the meaning set forth in the preamble to this Agreement.

          "BORROWING BASE" means, on any date of determination, the Net Pool Balance as of the last day of the period covered by the most recent Monthly Report, MINUS the Required Reserve as of the last day of the period covered by the most recent Monthly Report, and MINUS Deemed Collections that have occurred since the most recent Cut-Off Date to the extent that such Deemed Collections exceed the Dilution Reserve.

          "BORROWING DATE" means a Business Day on which an Advance is made hereunder.

          "BORROWING LIMIT" has the meaning set forth in Section 1.2.

          "BORROWING NOTICE" has the meaning set forth in Section 1.2.

          "BROKEN FUNDING COSTS" means for any CP Rate Loan or LIBO Rate Loan which: (a) in the case of a CP Rate Loan, has its principal reduced without compliance by Borrower with the notice requirements hereunder, (b) in the case of a CP Rate Loan or a LIBO Rate Loan, does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice, (c) in the case of a CP Rate Loan, is assigned under the Liquidity Agreement, or (d) in the case of a LIBO Rate Loan, is terminated or reduced prior to the last day of its Interest Period, an amount equal to the excess, if any, of (i) the CP Costs or Interest (as applicable) that would have accrued during the remainder of the Interest Periods or the tranche periods for Commercial Paper determined by the Administrative Agent to relate to such Loan (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (b) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the principal of such Loan if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (ii) the sum of (x) to the extent all or a portion of such principal is allocated to another Loan, the amount of CP Costs or Interest actually accrued during the remainder of such period on such principal for the new Loan, and (y) to the extent such principal is not allocated to another Loan, the income, if any, actually received during the remainder of such period by the holder of such Loan from investing the portion of such principal not so allocated. If the amount referred to in clause (b) exceeds the amount referred to in clause (a), the relevant Lender or Lenders agree to pay to Borrower the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.

          "BUSINESS DAY" means any day on which banks are not authorized or required to close in New York, New York or Atlanta, Georgia, and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

          "CALCULATION PERIOD" means an accounting month.

          "CASH EQUIVALENTS" shall mean, as to any Person, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one (1) year from the date of acquisition, (b) time deposits or certificates of deposit of any commercial bank incorporated under the laws of the United States or any state thereof, of recognized standing having capital and unimpaired surplus in excess of $1,000,000,000 and whose short-term commercial paper rating at the time of acquisition is at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Services, Inc. (any such bank, an "Approved Bank"), with such deposits or certificates having maturities of not more than one year from the date of acquisition, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above entered into with any Approved Bank, (d) commercial paper or finance company paper issued by any Person incorporated under the laws of the United States or any state thereof and rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., and in each case maturing not more than one year after the date of acquisition, and (e) investments in money market funds that are registered under the Investment Company Act of 1940, as amended, which have net assets of at least $1,000,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above. All such Cash Equivalents must be denominated solely for payment in Dollars.

          "CHANGE OF CONTROL" means the acquisition by any Person or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding voting stock of any Loan Party.

          "COLLATERAL" has the meaning set forth in Section 13.1.

          "COLLECTION ACCOUNT" means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV.

          "COLLECTION ACCOUNT AGREEMENT" means an agreement substantially in the form of Exhibit VI among an Originator, Borrower, the Administrative Agent and a Collection Bank.

          "COLLECTION BANK" means, at any time, any of the banks holding one or more Collection Accounts.

          "COLLECTION NOTICE" means a notice, in substantially the form of Annex A to Exhibit VI, from the Administrative Agent to a Collection Bank.

          "COLLECTIONS" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, all Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

          "COMMERCIAL PAPER" means promissory notes of Blue Ridge issued by Blue Ridge in the commercial paper market.

          "COMMITMENT" means, for each Liquidity Bank, the commitment of such Liquidity Bank to make Loans to Borrower hereunder if Blue Ridge elects not to fund any Advance in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Liquidity Bank's name on Schedule A.

          "COMMITMENT INCREASE REQUEST" has the meaning set forth in Section
1.7.

          "CONTINGENT OBLIGATION" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

          "CONTRACT" means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

          "CP COSTS" means, for each day, the sum of (a) discount or interest accrued on Pooled Commercial Paper on such day, plus (b) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (c) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (d) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase or financing facilities funded substantially with Pooled Commercial Paper, minus (e) any payment received on such day net of expenses in respect of Broken Funding Costs (or similar costs) related to the prepayment of any investment of Blue Ridge pursuant to any receivable purchase or financing facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Borrower shall request any Advance during any period of time determined by the Administrative Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Advance, the principal associated with any such Advance shall, during such period, be deemed to be funded by Blue Ridge in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such principal.

          "CP RATE LOAN" means, for each Loan of Blue Ridge prior to the time, if any, when (a) it is refinanced with a Liquidity Funding pursuant to the Liquidity Agreement, or (b) the occurrence of an Amortization Event and the commencement of the accrual of Interest thereon at the Default Rate.

          "CREDIT AND COLLECTION POLICY" means Borrower's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VIII, as modified from time to time in accordance with this Agreement.

          "CUT-OFF DATE" means the last day of each monthly accounting period of the Borrower as reflected on Schedule I.

          "DAYS SALES OUTSTANDING" means, as of any day, an amount equal to the product of (a) 91, multiplied by (b) the amount obtained by dividing (i) the aggregate outstanding balance of Receivables as of the most recent Cut-Off Date, by (ii) the aggregate amount of Receivables created during the three Calculation Periods including and immediately preceding such Cut-Off Date.

          "DEEMED COLLECTIONS" means Collections deemed received by the Borrower under Section 1.4(a).

          "DEFAULT HORIZON RATIO" means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (a) the aggregate sales generated by the Originators during the four Calculation Periods ending on such Cut-Off Date, by (b) the Net Pool Balance as of such Cut-off Date.

          "DEFAULT RATE" means a rate per annum equal to the sum of (a) the Alternate Base Rate, changing when and as the Alternate Base Rate changes plus
(b) 2.00%.

          "DEFAULT RATIO" means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (a) the total amount of Receivables which became Defaulted Receivables during the Calculation Period that includes such Cut-Off Date, by (b) the aggregate sales generated by the Originators during the Calculation Period occurring four months prior to the Calculation Period ending on such Cut-Off Date, provided, however, the Receivables for which Worldcom or Owens Corning or any of their respective Subsidiaries is the Obligor and which become Defaulted Receivables solely as a result of the occurrence of an Event of Bankruptcy with respect to Worldcom, Owens Corning or any of their respective Subsidiaries shall be excluded from the calculation of Default Ratio.

          "DEFAULTED RECEIVABLE" means a Receivable: (a) as to which the Obligor thereof has suffered an Event of Bankruptcy; (b) which, consistent with the Credit and Collection Policy, would be written off Borrower's books as uncollectible; or (c) as to which any payment, or part thereof, remains unpaid for 121-150 days or more from the original invoice date for such payment.

          "DELINQUENCY RATIO" means, at any time, a percentage equal to (a) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (b) the aggregate Outstanding Balance of all Receivables at such time, provided, however, the Receivables for which Worldcom or Owens Corning or any of their respective Subsidiaries is the Obligor and which become Delinquent Receivables solely as a result of the occurrence of an Event of Bankruptcy with respect to Worldcom, Owens Corning or any of their respective Subsidiaries shall be excluded from the calculation of Delinquency Ratio.

          "DELINQUENT RECEIVABLE" means a Receivable as to which any payment, or part thereof, remains unpaid for 91-120 days from the original invoice date for such payment.

          "DILUTION" means the amount of any reduction or cancellation of the Outstanding Balance of a Receivable as described in Section 1.4(a).

          "DILUTION HORIZON RATIO" means, as of any Cut-off Date, a ratio (expressed as a decimal), computed by dividing (a) the aggregate sales generated by the Originators during the

1.5 Calculation Periods ending on such Cut-Off Date, by (b) the Net Pool Balance as of such Cut-Off Date.

          "DILUTION RATIO" means, as of any Cut-Off Date, a ratio (expressed as a percentage), computed by dividing (a) the total amount of decreases in Outstanding Balances due to Dilutions during the Calculation Period ending on such Cut-Off Date, by (b) the aggregate sales generated by the Originators during the Calculation Period prior to the Calculation Period ending on such Cut-Off Date.

          "DILUTION RESERVE" means, for any Calculation Period, the product (expressed as a percentage) of:

          (a) the sum of (i) two times the Adjusted Dilution Ratio as of the immediately preceding Cut-Off Date, PLUS (ii) the Dilution Volatility Component as of the immediately preceding Cut-Off Date, TIMES

          (b) the Dilution Horizon Ratio as of the immediately preceding Cut-Off Date.

          "DILUTION VOLATILITY COMPONENT" means the product (expressed as a percentage) of (a) the difference between (i) the highest three month rolling average Dilution Ratio over the past 12 Calculation Periods and (ii) the Adjusted Dilution Ratio, and (b) a fraction, the numerator of which is equal to the amount calculated in (a)(i) of this definition and the denominator of which is equal to the amount calculated in (b)(i) of this definition.

          "DOWNGRADED LIQUIDITY BANK" means a Liquidity Bank which has been the subject of a Downgrading Event.

          "DOWNGRADING EVENT" with respect to any Person means the lowering of the rating with regard to the short-term securities of such Person to below (i) A-1 by S&P, or (ii) P-1 by Moody's.

          "ELIGIBLE ASSIGNEE" means a commercial bank having a combined capital and surplus of at least $250,000,000 with a rating of its (or its Spherion holding company's) short-term securities equal to or higher than (a) A-1 by S&P and (b) P-1 by Moody's.

          "ELIGIBLE RECEIVABLE" means, at any time, a Receivable:

          (a) the Obligor of which (i) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; (ii) is not an Affiliate of any of the parties hereto; and (iii) is not a government or a governmental subdivision or agency as to which the assignment of receivables owing therefrom requires compliance with the Federal Assignment of Claims Act or other similar legislation (unless the Borrower has complied therewith); PROVIDED, HOWEVER, that the Borrower shall not be required to comply with the Federal Assignment of Claim Act or other similar legislation so long as the aggregate amount of Receivables of the type described in this clause (a)(iii) does not exceed 3.5% of the aggregate Outstanding Balance of all Eligible Receivables as of the last day of any Settlement Period,

          (b) which is not a Defaulted Receivable or owing from an Obligor as to which more than 35% of the aggregate Outstanding Balance of all Receivables owing from such Obligor are Defaulted Receivables,

          (c) which was not a Delinquent Receivable on the date on which it was acquired by Borrower from the applicable Originator,

          (d) which by its terms is due and payable within 30 days of the original billing date therefor and has not had its payment terms extended more than once,

          (e)    which is an "account" or "chattel paper" within the meaning of
Section 9-106 and Section 9-105, respectively, of the UCC of all applicable jurisdictions,

          (f) which is denominated and payable only in United States dollars in the United States,

          (g) which arises under a Contract in substantially the form of one of the form contracts set forth on Exhibit X or otherwise approved by the Administrative Agent in writing, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,

          (h) which arises under a Contract which (i) does not require the Obligor under such Contract to consent to the transfer, sale, pledge or assignment of the rights and duties of the applicable Originator or any of its assignees under such Contract and (ii) does not contain a confidentiality provision that purports to restrict the ability of any Lender to exercise its rights under this Agreement, including, its right to review the Contract,

          (i) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator,

          (j) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

          (k) which satisfies all applicable requirements of the Credit and Collection Policy,

          (l) which was generated in the ordinary course of the applicable Originator's business,

          (m) which arises solely from the sale of goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part),

          (n) as to which the Administrative Agent has not notified Borrower that the Administrative Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, because such Receivable arises under a Contract that is not acceptable to the Administrative Agent,

          (o) which is not subject to any dispute, counterclaim, right of rescission, set-off, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the Contract); PROVIDED, HOWEVER, that if such dispute, offset, counterclaim or defense affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected, and PROVIDED, FURTHER, that Receivables of any Obligor which has any accounts payable by the applicable Originator or by a wholly-owned Subsidiary of such Originator (thus giving rise to a potential offset against such Receivables) may be treated as Eligible Receivables to the extent that the Obligor of such Receivables has agreed pursuant to a written agreement in form and substance satisfactory to the Administrative Agent, that such Receivables shall not be subject to such offset,

          (p) as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

          (q) as to which each of the representations and warranties contained in Sections 5.1(i), (j), (r), (s), (t) and (u) is true and correct,

          (r) all right, title and interest to and in which has been validly transferred by the applicable Originator directly to Borrower under and in accordance with the Receivables Sale Agreement, and Borrower has good and marketable title thereto free and clear of any Adverse Claim (except as created by the Transaction Documents), and

          (s) the Obligor of which is not Worldcom, Owens Corning or any of their respective Subsidiaries that have suffered an Event of Bankruptcy.

          "EQUITY INTERESTS" means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the date of this Agreement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with Performance Guarantor within the meaning of Section 414(b) or (c) of the Tax Code (and Sections 414(m) and (o) of the Tax Code for purposes of provisions relating to Section 412 of the Tax Code).

          "EVENT OF BANKRUPTCY" shall be deemed to have occurred with respect to a Person if either:

          (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

          (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust, indenture or similar instrument), custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

          "EXTENSION REQUEST" has the meaning set forth in Section 1.8.

          "FACILITY ACCOUNT" means Borrower's account no. 3751993379 at Bank of America, N.A.

          "FACILITY TERMINATION DATE" means the earliest of (a) the Liquidity Termination Date, (b) the Amortization Date and (c) the Scheduled Termination Date.

          "FEDERAL BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as amended and any successor statute thereto.

          "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate PER ANNUM for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:30 a.m. (New York time) for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

          "FEE LETTER" means that certain letter agreement dated as of the date hereof among Borrower, Spherion and the Administrative Agent, as it may be amended or modified and in effect from time to time.

          "FINAL PAYOUT DATE" means the date on which all Obligations have been paid in full and the Aggregate Commitment has been terminated.

          "FINANCE CHARGES" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

          "FUNDING AGREEMENT" means (a) this Agreement, (b) the Liquidity Agreement and (c) any other agreement or instrument executed by any Funding Source with or for the benefit of Blue Ridge.

          "FUNDING SOURCE" means (a) any Liquidity Bank or (b) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to Blue Ridge.

          "GAAP" means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.

          "INDEBTEDNESS" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) capitalized lease obligations, (f) net liabilities under interest rate swap, exchange or cap agreements, (g) Contingent Obligations and
(h) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

          "INDEPENDENT DIRECTOR" shall mean a member of the Board of Directors of Borrower who is not at such time, and has not been at any time during the preceding five years: (a) a director, officer, employee or affiliate of Performance Guarantor, any Originator or any of their respective Subsidiaries or Affiliates (other than Borrower), or (b) the beneficial owner (at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director) of any of the outstanding common shares of Borrower, any Originator, or any of their respective Subsidiaries or Affiliates, having general voting rights.

          "INTEREST" means for each respective Interest Period relating to Loans of the Liquidity Banks, an amount equal to the product of the applicable Interest Rate for each Loan multiplied by the principal of such Loan for each day elapsed (including the first day but, excluding the last day) during such Interest Period, annualized on a 360-day basis.

          "INTEREST PERIOD" means, with respect to any Loan held by a Liquidity
Bank:

          (a) if Interest for such Loan is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the Administrative Agent and Borrower, commencing on a Business Day selected by Borrower or the Administrative Agent pursuant to this Agreement. Such Interest Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Interest Period, PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such succeeding month, such Interest Period shall end on the last Business Day of such succeeding month; or

          (b) if Interest for such Loan is calculated on the basis of the Alternate Base Rate, a period commencing on a Business Day selected by Borrower and agreed to by the Administrative Agent, PROVIDED THAT no such period shall exceed one month.

If any Interest Period would end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, PROVIDED, HOWEVER, that in the case of Interest Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Interest Period shall end on the immediately preceding Business Day. In the case of any Interest Period for any Loan which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Interest Period shall end on the Amortization Date. The duration of each Interest Period which commences after the Amortization Date shall be of such duration as selected by the Administrative Agent.

          "INTEREST RATE" means, with respect to each Loan of the Liquidity Banks, the LIBO Rate, the Alternate Base Rate or the Default Rate, as applicable.

          "INTEREST RESERVE" means, for any Calculation Period, the product (expressed as a percentage) of (a) 1.5 TIMES (b) the Alternate Base Rate as of the immediately preceding Cut-Off Date TIMES (c) a fraction the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.

          "INTERIM REPORT" means a report, in substantially the form of Exhibit XII (appropriately completed), furnished by the Servicer to the Administrative Agent pursuant to Section 8.5.

          "LENDER" means Blue Ridge and each Liquidity Bank.

          "LIBO RATE" means, for any Interest Period, (a) the rate per annum determined on the basis of the offered rate for deposits in U.S. dollars of amounts equal or comparable to the principal amount of the related Loan offered for a term comparable to such Interest Period, which rates appear on a Bloomberg L.P. terminal, displayed under the address "US0001M [INDEX] Q [GO]" effective as of 11:00 A.M., London time, two Business Days prior to the first day of such Interest Period, PROVIDED that if no such offered rates appear on such page, the LIBO Rate for such Interest Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by at least two major banks in New York, New York, selected by the Administrative Agent, at approximately 10:00 a.m.(New York time), two Business Days prior to the first day of such Interest Period, for deposits in U.S. dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Loan, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Administrative Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Interest Period plus (ii) 1.0 % PER ANNUM. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

          "LIBO RATE LOAN" means a Loan which bears interest at the LIBO Rate.

          "LIQUIDITY AGREEMENT" means that certain Liquidity Asset Purchase Agreement, dated as of July 31, 2002 by and among Blue Ridge, the Administrative Agent and the banks from time to time party thereto, as the same may be amended, restated or otherwise modified from time to time in accordance with the terms thereof.

          "LIQUIDITY BANKS" has the meaning set forth in the preamble in this Agreement.

          "LIQUIDITY COMMITMENT" means, as to each Liquidity Bank, its commitment under the Liquidity Agreement (which shall equal 102% of its Commitment hereunder).

          "LIQUIDITY FUNDING" means (a) a purchase made by any Liquidity Bank pursuant to its Liquidity Commitment of all or any portion of, or any undivided interest in, a Blue Ridge Loan, or (b) any Loan made by a Liquidity Bank in lieu of Blue Ridge pursuant to Section 1.1.

          "LIQUIDITY TERMINATION DATE" means the earlier to occur of the following:

          (a) the date on which the Liquidity Banks' Liquidity Commitments expire, cease to be available to Blue Ridge or otherwise cease to be in full force and effect; or

          (b) the date on which a Downgrading Event with respect to a Liquidity Bank shall have occurred and been continuing for at least 30 days, and either (i) the Downgraded Liquidity Bank shall not have been replaced by an Eligible Assignee pursuant to the Liquidity Agreement, or (ii) the Liquidity Commitment of such Downgraded Liquidity Bank shall not have been funded or collateralized in such a manner that will avoid a reduction in or withdrawal of the credit rating applied to the Commercial Paper to which such Liquidity Agreement applies by any of the rating agencies then rating such Commercial Paper.

          "LOAN" means any loan made by a Lender to the Borrower pursuant to this Agreement (including, any Liquidity Funding). Each Loan shall either be a CP Rate Loan, an Alternate Base Rate Loan or a Eurodollar Rate Loan, selected in accordance with this Agreement.

          "LOAN PARTIES" has the meaning set forth in the preamble to this Agreement.

          "LOCK-BOX" means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

          "LOSS RESERVE" means, for any Calculation Period, the product (expressed as a percentage) of (a) 2.0, times (b) the highest three-month rolling average Default Ratio during the 12 Calculation Periods ending on the immediately preceding Cut-Off Date, times (c) the Default Horizon Ratio as of the immediately preceding Cut-Off Date.

          "MATERIAL ACQUISITION" means, other than in connection with Permitted Restructuring, that any Originator acquires the Outstanding Balance of Receivables of one or more other Persons which are not Originators, whether by purchase, merger, consolidation or otherwise, if (a) the aggregate Outstanding Balance of Receivables so acquired from any one such Person exceeds 10% of the Borrowing Base in effect on the date of acquisition, merger or consolidation, or
(b) the aggregate Outstanding Balance of Receivables so acquired from all Persons in any calendar year exceeds (or from all such Persons in any calendar year) exceeds 10% of the weighted average Borrowing Base in effect during such calendar year.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the financial condition or operations of any Loan Party and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform its obligations under this Agreement or the Performance Guarantor to perform its obligations under the Performance Undertaking, (c) the legality, validity or enforceability of this Agreement or any other Transaction Document, (d) the Administrative Agent's security interest, for the benefit of the Secured Parties, in the Receivables generally or in any significant portion of the Receivables, or the Collections with respect thereto, or (e) the collectability of the Receivables generally or of any material portion of the Receivables.

          "MATERIAL PROPOSED ADDITION" means, other than in connection with a Permitted Restructuring, a Person whom any Loan Party proposes to add as an "Originator" under the Receivables Sale Agreement if either (a) the aggregate Outstanding Balance of such Person's receivables (on the proposal date) exceeds 3% of the weighted average Borrowing Base in effect on the proposal date, or (b) the Outstanding Balance of such Person's receivables (on such proposal date), when aggregated with the receivables of all other Persons added as "Originators" under the Receivables Sale Agreement in the same calendar year (measured on the respective dates such other Persons became "sellers" under the Receivables Sale Agreement) exceeds 10% of the weighted average Borrowing Base in effect during such calendar year.

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

          "MATERIAL SUBSIDIARY" has the meaning set forth in the Receivables Sale Agreement.

          "MONTHLY REPORT" means a report, in substantially the form of Exhibit IX (appropriately completed), furnished by the Servicer to the Administrative Agent pursuant to Section 8.5.

          "MONTHLY REPORTING DATE" means the 15th Business Day of each monthly accounting period after the date of this Agreement (or if any such day is not a Business Day, the next succeeding Business Day thereafter) or such other days of each monthly accounting period as the Administrative Agent shall request in connection with Section 8.5.

          "MOODY'S" means Moody's Investors Service, Inc.

          "NET POOL BALANCE" means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Obligor Concentration Limit for such Obligor.

          "OBLIGATIONS" means, at any time, any and all obligations of either of the Loan Parties to any of the Secured Parties arising under or in connection with the Transaction Documents, whether now existing or hereafter arising, due or accrued, absolute or contingent, including, obligations in respect of Aggregate Principal, CP Costs, Interest, fees under the Fee Letter, Broken Funding Costs and Indemnified Amounts.

          "OBLIGOR" means a Person obligated to make payments pursuant to a Contract.

          "OBLIGOR CONCENTRATION LIMIT" means, at any time, in relation to the aggregate Outstanding Balance of Receivables owed by any single Obligor and its Affiliates (if any), the applicable concentration limit shall be determined as follows for Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody's (or in the absence thereof, the equivalent long term unsecured senior debt ratings), the applicable concentration limit shall be determined according to the following table:

                                                                              Allowable % of
                S&P Rating                     Moody's Rating               Eligible Receivables
     --------------------------------------------------------------------------------------------
                   A-1+                             P-1                            10%
     --------------------------------------------------------------------------------------------
                    A-1                             P-1                             8%
     --------------------------------------------------------------------------------------------
                    A-2                             P-2                             6%
     --------------------------------------------------------------------------------------------
                    A-3                             P-3                             3%
     --------------------------------------------------------------------------------------------
     Below A-3 or Not Rated by either    Below P-3 or Not Rated by
              S&P or Moody's               either S&P or Moody's                  2.5%
     --------------------------------------------------------------------------------------------

; PROVIDED, HOWEVER, that (a) if any Obligor has a split rating, the applicable rating will be the lower of the two, (b) if any Obligor is not rated by either S&P or Moody's, the applicable

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

Obligor Concentration Limit shall be the one set forth in the last line of the table above, and (c) subject to satisfaction of the Rating Agency Condition or an increase in the percentage set forth in clause (a)(i) of the definition of "REQUIRED RESERVE," upon the Borrower's request from time to time, the Administrative Agent may agree to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates (each such higher percentage, a "SPECIAL CONCENTRATION LIMIT"), it being understood that any Special Concentration Limit may be cancelled by the Administrative Agent upon five Business Days' notice to the Loan Parties. The Administrative Agent hereby agrees that International Business Machines Corp. shall have a Special Concentration Limit of 11%.

          "ORIGINATOR" means each of Spherion Corporation, Spherion Assessment Inc., Norcross Teleservices Inc., Comtex Information Systems, Inc., Spherion Pacific Enterprises LLC, Spherion Atlantic Enterprises LLC, Spherion Pacific Operations LLC, Spherion Atlantic Operations LLC, Spherion Atlantic Resources LLC, Spherion Atlantic Workforce LLC, Spherion Pacific Resources LLC and Spherion Pacific Workforce LLC, each in its capacity as an originator under the Receivables Sale Agreement.

          "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding principal balance thereof.

          "OWENS CORNING" means Owens Corning, an Ohio corporation.

          "PARTICIPANT" has the meaning set forth in Section 12.2.

          "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

          "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which Performance Guarantor sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

          "PERFORMANCE GUARANTOR" means Spherion, in its capacity as Performance Guarantor under the Performance Undertaking.

          "PERFORMANCE UNDERTAKING" means that certain Performance Undertaking, dated as of July 31, 2002 by Performance Guarantor in favor of Borrower, substantially in the form of Exhibit XI, as the same may be amended, restated or otherwise modified from time to time.

          "PERMITTED RESTRUCTURING" means any merger, consolidation or similar combination of an Originator (a) with another Originator, or (b) with and into a newly formed entity that is (i) domiciled in the United States of America, and (ii wholly-owned, directly or indirectly, by Spherion, with no assets (other than its initial paid-in capital) and no liabilities (other than minimal organization costs) for the purpose of changing its legal form from a corporation, partnership or limited liability company domiciled in one state of the United States to a corporation, partnership or limited liability company domiciled in another state, from a

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

corporation to a partnership or limited liability company, from a partnership to a corporation or limited liability company, or from a limited liability company to a partnership or corporation, as the case may be, or (c) with any other Person to which the Administrative Agent gives its prior written consent, SO LONG AS: (1) the successor or surviving entity unconditionally assumes such Originator's (or Originators') respective obligations under the Transaction Documents to which it is (or they are) a party immediately prior to giving effect to such combination, (2) prior to the effectiveness of such combination, all UCC financing statements necessary to maintain the validity, perfection and priority of the Borrower's ownership interest in the Receivables and Related Rights (as defined in the Receivables Sale Agreement) acquired or to be acquired from such Originator or Originators under the Receivables Sale Agreement, and the Administrative Agent's security interest therein, have been duly executed and filed in all necessary jurisdictions, and (3) if the surviving entity in such combination(s) is not an existing party to the Receivables Sale Agreement, all other documents required to be delivered in connection with a Joinder Agreement under the Receivables Sale Agreement have been duly executed and delivered substantially contemporaneously with such combination(s).

          "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Performance Guarantor or any of its ERISA Affiliates sponsors or maintains or to which Performance Guarantor or any of its ERISA Affiliates makes, is making, or is obligated to make contributions and includes any Pension Plan, other than a Plan maintained outside the United States primarily for the benefit of Persons who are not U.S. residents.

          "POOLED COMMERCIAL PAPER" means Commercial Paper notes of Blue Ridge subject to any particular pooling arrangement by Blue Ridge, but excluding Commercial Paper issued by Blue Ridge for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by Blue Ridge.

          "PRIME RATE" means a rate PER ANNUM equal to the prime rate of interest announced from time to time by Wachovia (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

          "PRO RATA SHARE" means, for each Liquidity Bank, a percentage equal to the Commitment of such Liquidity Bank, divided by the Aggregate Commitment.

          "PROPOSED REDUCTION DATE" has the meaning set forth in Section 1.3.

          "PURCHASING LIQUIDITY BANK" has the meaning set forth in Section 12.1(b).

          "RATING AGENCY CONDITION" means that Blue Ridge has received notice from S&P and Moody's that an amendment, a change or a waiver will not result in a withdrawal or downgrade of the then current ratings on Blue Ridge's Commercial Paper.

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

          "RECEIVABLE" means all indebtedness and other obligations owed to Borrower or any Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement) or in which Borrower or an Originator has a security interest or other interest, including, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by an Originator, and further includes, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Borrower treats such indebtedness, rights or obligations as a separate payment obligation.

          "RECEIVABLES SALE AGREEMENT" means that certain Receivables Sale Agreement, dated as of July 31, 2002, among the Originators and Borrower, as the same may be amended, restated or otherwise modified from time to time.

          "RECORDS" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

          "REDUCTION NOTICE" has the meaning set forth in Section 1.3.

          "REGULATORY CHANGE" means the adoption after the date hereof of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency.

          "RELATED SECURITY" means, with respect to any Receivable:

          (i) all of Borrower's interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale of which by an Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

          (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

          (iii) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

          (iv) all service contracts and other contracts and agreements associated with such Receivable,

          (v) all Records related to such Receivable,

          (vi) all of Borrower's right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable and all of Borrower's right, title and interest in, to and under the Performance Undertaking, and

          (vii) all proceeds of any of the foregoing.

          "REQUIRED LIQUIDITY BANKS" means, at any time, Liquidity Banks with Commitments in excess of 66-2/3% of the Aggregate Commitment.

          "REQUIRED NOTICE PERIOD" means the number of days required notice set forth below applicable to the Aggregate Reduction indicated below:

          AGGREGATE REDUCTION                        REQUIRED NOTICE PERIOD
          -------------------                        ----------------------
          less than 25% of the                       two Business Days
          Aggregate Commitment

          greater than or equal to                   five Business Days
          25% but less than 50% of the
          Aggregate Commitment

          greater than or equal to 50% of            10 Business Days
          the Aggregate Commitment

          "REQUIRED RESERVE" means, on any day during a Calculation Period, the product of (a) the greater of (i) the Required Reserve Factor Floor and (ii) the sum of the Loss Reserve, the Interest Reserve, the Dilution Reserve and the Servicing Reserve, times (b) the Net Pool Balance as of the Cut-Off Date immediately preceding such Calculation Period.

          "REQUIRED RESERVE FACTOR FLOOR" means, for any Calculation Period, the sum (expressed as a percentage) of (a) 16.5% plus (b) the product of the Adjusted Dilution Ratio and the Dilution Horizon Ratio, in each case, as of the immediately preceding Cut-Off Date.

          "RESPONSE DATE" has the meaning set forth in Section 1.8.

          "RESTRICTED JUNIOR PAYMENT" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Borrower, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Borrower now or hereafter outstanding, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale Agreement), (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Borrower now or hereafter outstanding, and (e) any payment of management fees by Borrower (except for reasonable management fees to any Originator or its Affiliates in reimbursement of actual management services performed).

          "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

          "SCHEDULED TERMINATION DATE" means July 30, 2003, unless extended in accordance with Section 1.8.

          "SECURED PARTIES" means the Indemnified Parties.

          "SERVICER" means at any time the Person (which may be the Administrative Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

          "SERVICING FEE" means, for each day in a Calculation Period:

          (a) an amount equal to (i) the Servicing Fee Rate (or, at any time while Spherion or one of its Affiliates is the Servicer, such lesser percentage as may be agreed between the Borrower and the Servicer on an arms' length basis based on then prevailing market terms for similar services), TIMES (ii) the aggregate Outstanding Balance of all Receivables at the close of business on the Cut-Off Date immediately preceding such Calculation Period, TIMES (iii) 1/360; or

          (b) on and after the Servicer's reasonable request made at any time when neither Spherion nor any Affiliates thereof is acting as Servicer hereunder, an alternative amount specified by the successor Servicer not exceeding (i) 110% of such Servicer's reasonable costs and expenses of performing its obligations under this Agreement during the preceding Calculation Period, DIVIDED BY (ii) the number of days in the current Calculation Period.

          "SERVICING FEE RATE" means 1.0% PER ANNUM.

          "SERVICING RESERVE" means, for any Calculation Period, the product (expressed as a percentage) of (a) the Servicing Fee Rate, TIMES (b) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.

          "SETTLEMENT DATE" means (a) the 2nd Business Day after each Monthly Reporting Date, and (b) the last day of the relevant Interest Period in respect of each Loan of the Liquidity Banks.

          "SETTLEMENT PERIOD" means (a) in respect of each Loan of Blue Ridge, the immediately preceding Calculation Period, and (b) in respect of each Loan of the Liquidity Banks, the entire Interest Period of such Loan.

          "SUBSIDIARY" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

          "TAX CODE" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

          "TERMINATING TRANCHE" has the meaning set forth in Section 4.3(b).

          "TRANSACTIONS" means the transactions contemplated by this Agreement.

          "TRANSACTION DOCUMENTS" means, collectively, this Agreement, each Borrowing Notice, the Receivables Sale Agreement, each Collection Account Agreement, the Performance Undertaking, the Fee Letter, each Subordinated Note (as defined in the Receivables Sale Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

          "UNMATURED AMORTIZATION EVENT" means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

          "WACHOVIA" means Wachovia Bank, National Association in its individual capacity and its capacity as agent.

          "WORLDCOM" means Worldcom, Inc., a Georgia corporation.